UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. __)

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☐ Soliciting Material Pursuant to Section 240.14a-12

AIRGAS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Radnor Court
259 North Radnor-Chester Road
Radnor, Pennsylvania 19087-5283

June 30, 2006
TO OUR STOCKHOLDERS:
     You are cordially invited to attend the Annual Meeting of Stockholders to be held on Wednesday, August 9, 2006, at 11:00 a.m., Eastern Daylight Time, at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania 19103.
     The accompanying Notice of Meeting and Proxy Statement describe the matters to be acted upon at the Annual Meeting. You are welcome to present your views on these items and other subjects related to the Company’s operations. Your participation in the activities of the Company is important, regardless of the number of shares you hold.
     To ensure that your shares are represented at the Annual Meeting, whether or not you are able to attend, please complete the enclosed proxy and return it to us in the postage-paid envelope.
     I hope you will attend the Annual Meeting.

Sincerely,

Peter McCausland
Chairman and Chief Executive Officer

AIRGAS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
August 9, 2006

TO THE STOCKHOLDERS:
     The Annual Meeting of the Stockholders of Airgas, Inc. (the “Company”), a Delaware corporation, will be held on Wednesday, August 9, 2006, at 11:00 a.m., Eastern Daylight Time, at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania 19103, for the following purposes:
     1. To elect three Directors of the Company.
     2. To vote upon a proposal to approve the 2006 Equity Incentive Plan.
     3. To vote upon a proposal to approve the Amended and Restated 2003 Employee Stock Purchase Plan.
     4. To vote upon a proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2007.
     5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
     Stockholders of record at the close of business on June 21, 2006, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.
     All stockholders are cordially invited to attend the Annual Meeting in person, but whether or not you plan to attend, please promptly sign, date and mail the enclosed proxy in the return envelope. Returning your proxy does not deprive you of the right to attend the Annual Meeting and vote your shares in person.

By Order of the Board of Directors,

Dean A. Bertolino
Vice President, General Counsel and Secretary
Radnor, Pennsylvania
June 30, 2006
     The Company’s Annual Report for the fiscal year ended March 31, 2006, accompanies this notice, but is not incorporated as part of the proxy statement and is not to be regarded as part of the proxy solicitation material.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
GOVERNANCE OF THE COMPANY
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
GOVERNANCE AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
SECURITY OWNERSHIP
REPORT OF THE AUDIT COMMITTEE
PROPOSAL TO APPROVE THE 2006 EQUITY INCENTIVE PLAN
PROPOSAL TO APPROVE THE AMENDED AND RESTATED 2003 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL TO RATIFY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

AIRGAS, INC.
PROXY STATEMENT
     This Proxy Statement is furnished in connection with the solicitation of proxies at the direction of the Board of Directors of Airgas, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on August 9, 2006.
     Stockholders of record at the close of business on June 21, 2006, will be entitled to vote at the Annual Meeting. At the close of business on June 21, 2006, 77,647,169 shares of the Company’s $0.01 par value common stock (“Common Stock”) were outstanding and entitled to vote. A stockholder is entitled to one vote for each share of Common Stock held by such stockholder. This Proxy Statement and the enclosed form of proxy are being mailed to the Company’s stockholders on or about June 30, 2006.
     Shares represented by a proxy in the accompanying form, unless previously revoked, will be voted at the Annual Meeting if the proxy is returned to the Company properly executed and in sufficient time to permit the necessary examination and tabulation before a vote is taken. A proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company, by giving a later dated proxy, or by voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke the proxy. Any specific instructions indicated on your proxy will be followed. Unless record holders indicate otherwise on their proxy cards, their shares will be voted FOR each of the Company’s proposals 1, 2, 3 and 4, and at the discretion of the proxy holders on such other business as may properly come before the Annual Meeting. Shares held by brokers for beneficial owners will be voted as described below. The Board of Directors unanimously recommends that you vote to approve each of the Company’s proposals.
     Abstentions are counted as shares present for purposes of determining the presence or absence of a quorum for the transaction of business, but are not counted as shares voted in favor of a proposal and therefore have the effect of a vote against proposals 2, 3 and 4. Brokers holding shares for beneficial owners must vote their shares according to the specific instructions they receive from the owners. If specific instructions are not received, brokers may vote these shares at their discretion, except if they are precluded from exercising their voting discretion on certain proposals pursuant to the rules of the New York Stock Exchange (the “NYSE”). In such a case, the broker may not vote on the proposal absent specific voting instructions. This results in what is known as a “broker non-vote.” A broker non-vote has the effect of a negative vote when a majority of the shares issued and outstanding is required for approval of the proposal. A broker non-vote has the effect of reducing the number of required affirmative votes when a majority of the shares present and entitled to vote is required for approval of the proposal.
     The election of each nominee for director (Proposal 1) requires a plurality of votes cast. Brokers have discretionary authority to vote on this proposal. Approval of the 2006 Equity Incentive Plan (Proposal 2), the Amended and Restated 2003 Employee Stock Purchase Plan (Proposal 3) and ratification of the selection of the Company’s independent registered public accounting firm (Proposal 4) require the approval of a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting. In addition, to satisfy the listing requirements of the NYSE, the approval of the 2006 Equity Incentive Plan must be approved by a majority of votes cast on the Proposal at the meeting, provided that the total votes cast represent greater than 50% of the shares entitled to vote on the Proposal. Under the NYSE rules, brokers may not vote shares on Proposal 2 absent instructions from the stockholders. Without stockholder instructions, a broker non-vote will occur. Brokers are not precluded from voting on Proposals 3 or 4 and, therefore, there will be no broker non-votes on those proposals.

     The cost of proxy solicitation, including the cost of reimbursing banks and brokers for forwarding proxies and proxy statements to beneficial owners of the Common Stock, will be paid by the Company. Proxies will be solicited without extra compensation by some of the officers and other employees of the Company by mail and, if found to be necessary, by telephone and personal interviews. The Company has also retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies at an anticipated fee of $7,500 plus out-of-pocket expenses.
GOVERNANCE OF THE COMPANY
Corporate Governance Commitment
     The Company’s Board of Directors believes strongly that good corporate governance accompanies and greatly aids the Company’s long-term business success. This success has been the direct result of the Company’s key business strategies and the highest business standards. The Board strongly supports these key strategies, advising on design and implementation, and seeing that they guide the Company’s operations. To accomplish its strategic goals, the Company has, consistently over many years, developed and followed a program of corporate governance. The Board has adopted a set of Corporate Governance Guidelines, and its Governance and Compensation Committee is responsible for reviewing and reassessing the Guidelines on an annual basis and making recommendations to the Board concerning changes to the Guidelines. The Guidelines are published on the Company’s website at www.airgas.com. The Guidelines address the following matters.
Board Independence and Expertise
     Board and Committee Independence
     The Board of Directors is composed entirely of independent outside directors, with the exception of the Chief Executive Officer. The committees of the Board are also entirely composed of independent outside directors, with the exception of the Executive Committee, of which the Chief Executive Officer is a member.
     The Board of Directors has determined that the following directors, comprising all of the directors other than the Chief Executive Officer, are “independent” under the listing standards of the NYSE: William O. Albertini; W. Thacher Brown; James W. Hovey; Richard C. Ill; Paula A. Sneed; David M. Stout; Lee M. Thomas; and Robert L. Yohe. In order to assist the Board in making this determination, the Board has adopted “Director Independence Standards,” which are attached hereto as Appendix A. These standards identify material relationships that a director may have with the Company that would interfere with the director’s ability to exercise independent judgment. Each of the directors identified above meets the standards set forth in the Director Independence Standards.
     Board Membership Criteria
     As the composition of the Board of Directors exemplifies, the Company values experience in business, educational achievement, moral and ethical character, diversity, skills, accountability and integrity, financial literacy, high performance standards and industry knowledge. The Governance and Compensation Committee is responsible for screening, selecting and recommending to the Board candidates for election as directors.

     Audit Committee Independence
     The Board of Directors, in its business judgment, has determined that each of the members of the Audit Committee meets the independence requirements of the Securities and Exchange Commission (the “SEC”) and the NYSE. The Audit Committee regularly holds separate executive sessions with (i) the Company’s independent registered public accounting firm, without management present, (ii) the Company’s Chief Financial Officer and (iii) the Company’s chief internal auditor.
Director Nomination Process
     The Governance and Compensation Committee reviews possible candidates for the Board of Directors and recommends the nominees for director to the Board of Directors for approval. The Board of Directors has adopted criteria for the selection of nominees to the Board of Directors, which are a part of the Company’s Corporate Governance Guidelines, which can be found on the Company’s website. These criteria describe specific traits, abilities and experience that the Governance and Compensation Committee and the Board look for in determining candidates for election to the Board. The Governance and Compensation Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Such suggestions, together with a complete description of the nominee’s qualifications, experience and background, and a statement signed by the nominee in which he or she consents to such nomination and which includes the name of the stockholder making the suggestion and evidence of that person’s ownership of the Company’s stock, including the number of shares held and the length of time of ownership, should be submitted to the Secretary of the Company at 259 North Radnor-Chester Road, Radnor, Pennsylvania 19087-5283 not less than 120 days prior to the anniversary date of the most recent annual meeting of stockholders, or if the meeting has been changed by more than 30 days from the date of the previous year’s meeting, not less than 60 days before the date of the meeting. Possible candidates who have been suggested by stockholders are evaluated by the Governance and Compensation Committee in the same manner as are other possible candidates.
     In addition to making suggestions to the Governance and Compensation Committee for the selection of nominees as described above, under the Company’s By-Laws, stockholders are also entitled to nominate persons for election as directors if, among other things, written notice has been given, in the case of an annual meeting, not earlier than 120 days and not later than 90 days prior to the anniversary of the preceding year’s annual meeting. The notice must set forth information about the proposed nominee and the consent of the nominee, among other things.
Charters and Code of Ethics and Business Conduct
     In addition to the Corporate Governance Guidelines, the Company maintains the following to support its corporate governance policies:
     Charters for Board Committees
     The Governance and Compensation Committee and the Audit Committee employ charters adopted by the Board that set forth the authority and responsibilities of the committees under the corporate governance rules of the SEC and the NYSE.
     Code of Ethics and Business Conduct
     The Board sponsors the Company’s Code of Ethics and Business Conduct, which ensures that the Company’s business is conducted in a consistently legal and ethical manner. The Company’s General Counsel oversees compliance with the Code of

Ethics and Business Conduct. The Company’s Code of Ethics and Business Conduct is available on the Company’s website at www.airgas.com. All of the Company’s employees, including its Chief Executive Officer, Chief Financial Officer and Controller, are required to comply with the Code of Ethics and Business Conduct. The Code of Ethics and Business Conduct covers all areas of professional conduct, including compliance with laws, conflicts of interest, confidentiality, corporate opportunities, use of Company assets and reporting illegal or unethical behavior. The Code of Ethics and Business Conduct describes the Company’s procedures to receive, retain and address complaints regarding accounting, internal controls and auditing matters, and other illegal or unethical behavior.
Directors are Stockholders
     Meaningful Director Stock Ownership
     Board members are expected to develop a meaningful ownership position in Company stock. For more information on director stock ownership, please see the table included in “Security Ownership” on page 24 of this Proxy Statement. Board members receive stock options each year as a significant component of their overall compensation.
Direct Access to Management and Independent Advisors
     The Company provides directors with complete access to management. Key senior managers regularly attend Board meetings. Topics are presented to the Board by the members of management who are most knowledgeable about the issue at hand, irrespective of seniority, which allows dialogue to develop between directors and management. The Board and each of the Audit Committee and the Governance and Compensation Committee have the right to consult with and retain independent legal and other advisors at the Company’s expense.
Ensuring Management Accountability
     Performance-Based Compensation
     The Company has linked the pay of associates in management and executive level positions to the Company’s performance. As described in greater detail in the Governance and Compensation Committee Report on Executive Compensation included in this Proxy Statement, the Governance and Compensation Committee adheres to this pay-for-performance philosophy, and stock-based incentives constitute a significant component of senior management’s overall compensation.
     CEO Evaluation Process
     The non-management members of the Board conduct an annual evaluation of the CEO’s performance and compensation. The CEO is evaluated against goals set each year, including both objective measures and subjective criteria consistent with, and in furtherance of, the Company’s strategic goals and initiatives. As part of the overall evaluation process, the Board meets informally with the CEO to give and seek feedback on a regular basis. The non-management members of the Board meet in executive sessions to review the CEO’s performance.

Functioning of the Board
     Directorship Limits
     To devote sufficient time to properly discharge their duties, no director may serve on more than three other boards of directors of public companies. Recognizing the value of continuity of directors who have experience with the Company, there are no limits on the number of terms for which a director may hold office. Directors are required to resign from the Board by the date of the annual meeting of stockholders in the year in which the director has his or her seventieth birthday. Robert L. Yohe, who has served as a director of the Company since 1994, had his seventieth birthday in May 2006. Mr. Yohe has agreed to serve, at the Board’s request, as a director of the Company through the end of the 2006 calendar year. The Board requested this extension because of Mr. Yohe’s industry experience and expertise.
     Attendance at Board and Stockholder Meetings
     Directors are expected to attend all meetings of the Board and committees on which they serve and annual stockholder meetings. Each director attended 100 percent of the meetings of the Board and the committees on which they served in fiscal 2006, except that one director was unable to attend one Board meeting and one director was unable to attend one committee meeting. All of the directors attended the last Annual Meeting.
     Executive Sessions and Stockholder Communications with the Board
     The Board holds two regularly scheduled executive sessions each year where non-management directors meet without management participation. In the event that one or more of the non-management directors were not to qualify as independent directors, the Board will also hold at least one meeting each year of the independent directors. Interested persons may communicate directly and confidentially with the non-management directors by writing to the Acting Chairperson, Non-Management Directors, Airgas, Inc., 259 North Radnor-Chester Road, Radnor, Pennsylvania 19087-5283. Each year, the Board selects the Acting Chairperson of the non-management directors who will preside at the executive sessions of the Board and with whom stockholders wishing to communicate with the non-management directors may communicate.
Assessing the Board’s Performance
     Board Evaluation Process
     The Board of Directors conducts an annual evaluation of itself and its committees. The directors first evaluate overall Board performance against certain criteria that the Board has determined are important to its success. These include financial oversight, succession planning, compensation, corporate governance, strategic planning and Board structure and role. The Board then reviews the results of the evaluation and discusses what, if any, action should be taken to improve its performance.

ELECTION OF DIRECTORS
(Proposal 1)
     The By-Laws of the Company provide that the Board of Directors shall designate the number of directors constituting the Board of Directors, which shall be no less than seven and no more than thirteen members. Currently, that number has been fixed by the Board of Directors at nine. The Board of Directors consists of three classes, with directors of one class to be elected each year, for terms extending to the annual meeting of stockholders held in the third year following the year of their election.
     The names and biographical summaries of the three persons who have been nominated to stand for election at the 2006 Annual Meeting and the remaining directors whose terms are continuing until the 2007 or 2008 Annual Meetings appear below. James W. Hovey, Paula A. Sneed and David M. Stout were elected by the stockholders at the 2003 Annual Meeting. They have been nominated to serve as directors for a term expiring at the 2009 Annual Meeting. Of the continuing directors, W. Thacher Brown, Richard C. Ill and Peter McCausland were elected by the stockholders at the 2004 Annual Meeting and their terms continue until the 2007 Annual Meeting. William O. Albertini, Lee M. Thomas and Robert L. Yohe were elected by the stockholders at the 2005 Annual Meeting. Other than Mr. Yohe, who has reached the age of mandatory retirement under the Company’s Corporate Governance Guidelines and whose term will terminate no later than December 31, 2006, their terms continue until the 2008 Annual Meeting.
     All nominees have indicated that they are willing and able to serve as directors if elected. In the event that any nominee should become unavailable, the proxy will be voted for the election of any substitute nominee recommended by the Governance and Compensation Committee to the Board of Directors.
     The Board of Directors recommends that you vote FOR the election of Mr. Hovey, Ms. Sneed and Mr. Stout.
     Set forth below is certain information regarding the three nominees for election at the Annual Meeting and the remaining six directors whose terms are continuing.
Nominees for Election for Terms Expiring at the 2009 Annual Meeting:

James W. Hovey	Mr. Hovey, age 60, is President of The Fox Companies, a diversified real estate development firm, which he joined in 1972, where he has been responsible for the development of numerous housing units and office buildings, and of a sports arena. Mr. Hovey also serves as a member of the Advisory Board of the Wharton School Real Estate Center, a member of the Board of Trustees of Eisenhower Fellowships, Inc., and a director of the Philadelphia Orchestra. Mr. Hovey has been a director of the Company since 1999.

Paula A. Sneed	Ms. Sneed, age 58, is Executive Vice President of Global Marketing Resources and Initiatives for Kraft Foods, Inc. Ms. Sneed was named to this position in June 2005. She is responsible for leading Kraft’s approximately 700-person Global Marketing Services organization that ensures world-class marketing, including advertising, media, promotions, marketing research, packaging, digital and interactive marketing, CRM and other marketing disciplines for more than 100 major food brands. Ms. Sneed joined General Foods Corporation (which later merged with

Kraft Foods, Inc.) in 1977, and has served in various executive positions since 1986. She also serves as a trustee of Simmons College, Teach for America and the Chicago Children’s Museum. Ms. Sneed is also a member of the board of directors of The Charles Schwab Corporation. Ms. Sneed has been a director of the Company since 1999.

David M. Stout	Mr. Stout, age 52, has been President, Pharmaceuticals, GlaxoSmithKline, with responsibility for global pharmaceutical operations, since January 2003. Prior to that, he served as President, U.S. Pharmaceuticals from 1999 to January 2003. He served as Senior Vice President and Director, Sales and Marketing-U.S., for SmithKline Beecham from October 1996 until 1998. Mr. Stout was President of Schering Laboratories, a division of Schering-Plough Corporation, from 1994 until 1996. He held various executive and sales and marketing positions with Schering-Plough from 1979, when he joined the company, until 1994. Mr. Stout has been a director of the Company since 1999.

Directors Serving for Terms Expiring at the 2007 Annual Meeting:

W. Thacher Brown	Mr. Brown, age 58, was the Chairman, President and a director of 1838 Investment Advisors, LLC, an investment management company, from July 1988 until May 2004, President of MBIA Asset Management, LLC from 1998 until September 2004 and a director of MBIA Insurance Company from 1999 until September 2004. He is a director of the 1838 Bond Debenture Trading Fund Inc., The Harleysville Group, Inc. and The Harleysville Mutual Insurance Company, and was a Senior Vice President and a director of Drexel Burnham Lambert Incorporated for more than four years prior to 1988. Mr. Brown also serves as a member of the Board of Trustees of Eisenhower Fellowships, Inc., as a director of the Fox Chase Cancer Center and as a director and Treasurer of the Pennsylvania Horticultural Society. Mr. Brown has been a director of the Company since 1989.

Peter McCausland	Mr. McCausland, age 56, has been a director of the Company since June 1986, the Chairman of the Board and Chief Executive Officer of the Company since May 1987, and President of the Company from June 1986 to August 1988, from April 1993 to November 1995, from April 1997 to January 1999 and from January 2005 to the present. Mr. McCausland serves as a director of NiSource Inc., The Valspar Corporation, the Fox Chase Cancer Center, the Independence Seaport Museum and the International Oxygen Manufacturers Association, Inc. and as a member of the Board of Trustees of Eisenhower Fellowships, Inc.

Richard C. Ill	Richard C. Ill, age 63, has been President and Chief Executive Officer and a director of Triumph Group, Inc., a company that designs, manufactures, repairs and overhauls aircraft components and assemblies, since 1993. Mr. Ill serves as a director of P.H. Glatfelter Company and Baker Industries and is a member of the advisory board of Outward Bound, USA. Mr. Ill has served as a director of the Company since 2004.

Directors Serving for Terms Expiring at the 2008 Annual Meeting:

William O. Albertini	Mr. Albertini, age 63, served as Executive Vice President and Chief Financial Officer of Bell Atlantic Global Wireless, Inc. from September 1997 until his retirement in April 1999. From January 1991 until August 1997, Mr. Albertini served as Executive Vice President and Chief Financial Officer of Bell Atlantic Corp. and, from 1995 to 1997, he served as a member of its Board of Directors. In addition, Mr. Albertini is a director of Triumph Group, Inc., Charming Shoppes, Inc. and BlackRock, Inc. He also serves as a trustee of the Weller Foundation. Mr. Albertini has served as a director of the Company since 2003.

Lee M. Thomas	Mr. Thomas, age 62, served as President of Georgia-Pacific Corporation, beginning in September 2002, and as its Chief Operating Officer, beginning in March 2003, until his retirement in December 2005. Mr. Thomas held this and other senior executive positions within Georgia-Pacific Corporation since 1993. Prior to that, he was Chairman and Chief Executive Officer of Law Companies Environmental Group Inc. and has held numerous federal and state government positions, including positions with the U.S. Environmental Protection Agency, the Federal Emergency Management Agency and the Office of the Governor of South Carolina. Mr. Thomas is a director of Regal Entertainment Group and Rayonier Inc. and also serves as a member of the board of the Federal Reserve Bank of Atlanta. Mr. Thomas has served as a director of the Company since 1998.

Robert L. Yohe	Mr. Yohe, age 70, is a private investor, corporate director and advisor. He was Vice Chairman of Olin Corporation and a member of its Board of Directors until 1994. Mr. Yohe is a director of Calgon Carbon Corporation, Marsulex Inc. and The Middleby Corporation. He is also a trustee of Lafayette College. Mr. Yohe has served as a director of the Company since 1994.
Board of Directors and Committees
     The Board of Directors held six meetings during the fiscal year ended March 31, 2006. Each director attended all of the Board and committee meetings that he or she was scheduled to attend, except that one director was unable to attend one Board meeting and one director was unable to attend one committee meeting.
     The standing committees of the Board of Directors are an Executive Committee, a Governance and Compensation Committee, an Audit Committee and a Finance Committee. During the fiscal year ended March 31, 2006, the Governance and Compensation Committee held three meetings, the Audit Committee held ten meetings, and the Finance Committee held four meetings.

     Executive Committee
     The members of the Executive Committee are W. Thacher Brown, Peter McCausland and David M. Stout. As authorized by Delaware law and the Company’s By-Laws, the Executive Committee may exercise all of the powers of the Board of Directors when the Board is not in session, except that it may not elect directors or appoint officers, amend the By-Laws, declare dividends, appoint members of the Executive Committee, approve the acquisition of substantially all the assets or capital stock of a corporation or business entity which has annual sales in excess of 20% of the annual sales of the Company or take any other action which may only be taken by the Board of Directors. Historically, and in accordance with the policy of the Executive Committee, the Executive Committee has met infrequently and only in extraordinary circumstances.
     Governance and Compensation Committee
     The members of the Governance and Compensation Committee are Richard C. Ill, David M. Stout, Lee M. Thomas and Robert L. Yohe. Each member of the Committee is independent from the Company and its management. The Committee’s primary responsibilities under the terms of its charter include:
•	Establishing qualifications for Board membership;

•	Interviewing and recommending candidates to fill new positions on the Board;

•	Reviewing candidates recommended by stockholders for positions on the Board;

•	Considering requests for waivers from the Code of Ethics and Business Conduct for Board members and senior executives;

•	Recommending assignment of Board members to committees;

•	Reviewing policies for Board compensation;

•	Reviewing and recommending changes to Board policies and procedures as they affect the organization and activities of the Board and its committees;

•	Making reports for consideration by the Board;

•	Considering matters of corporate governance, and reviewing, annually, the Corporate Governance Guidelines;

•	Reviewing succession plans for senior executive officers;

•	Conducting an annual evaluation of its performance and its charter;

•	Reviewing and approving corporate goals and objectives and evaluating, annually, the performance of the CEO and other officers in light of such goals and objectives;

•	Determining the compensation of the CEO based upon the evaluation of the performance of the CEO;

•	Approving senior executive compensation;

•	Reviewing and making recommendations to the Board with respect to incentive compensation plans and equity-based compensation plans;

•	Administering, and approving and ratifying awards to senior executives under, the Company’s stock option and incentive compensation plans; and

•	Preparing a Compensation Committee Report for the annual proxy statement.
     The Committee may, in its sole discretion, engage director search firms or compensation consultants. The Committee also may consult with outside advisors to assist it in carrying out its duties to the Company.

     The Governance and Compensation Committee Report on Executive Compensation for the 2006 fiscal year appears on page 19 of this Proxy Statement. A copy of the Governance and Compensation Committee Charter can be found on the Company’s website at www.airgas.com.
     Audit Committee
     The members of the Audit Committee are William O. Albertini, W. Thacher Brown and Paula A. Sneed. Each member of the Committee is independent from the Company and its management. In addition, the Board of Directors has determined that Mr. Albertini is an “audit committee financial expert.” The Committee acts pursuant to a written charter adopted by the Board of Directors. The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding accounting and reporting practices, internal controls, and compliance with laws and regulations. The Committee’s responsibilities under the terms of its charter include:
•	Meeting at least quarterly with management, the Company’s chief internal auditor and the independent registered public accounting firm in separate executive sessions;

•	Assessing the integrity of the Company’s financial reporting process and system of internal controls through discussions with management, the internal auditors and the independent registered public accounting firm;

•	Selecting, appointing and recommending for ratification by the stockholders, an accounting firm to serve as the Company’s independent registered public accounting firm;

•	Setting the fees to be paid to the independent registered public accounting firm and pre-approving all audit services to be provided by the independent registered public accounting firm;

•	Establishing policies and procedures for the engagement of the independent registered public accounting firm to provide permitted non-audit services and pre-approve the performance of such services;

•	Assessing the performance (effectiveness, objectivity and independence) of the independent registered public accounting firm;

•	Reviewing an annual report from the independent registered public accounting firm describing its internal quality control procedures and any material issues raised by the most recent internal or peer review of the independent registered public accounting firm;

•	Reviewing with management and the independent registered public accounting firm the adequacy and effectiveness of the internal audit function;

•	Providing an avenue of communication among the independent registered public accounting firm, internal auditors, management and the Board of Directors;

•	Reviewing with management and the independent registered public accounting firm the annual and quarterly financial statements of the Company, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	Reviewing the Company’s earnings releases;

•	Discussing with management and the independent registered public accounting firm major issues regarding accounting principles and financial statement presentations;

•	Establishing procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls and auditing matters;

•	Retaining independent counsel and other advisors as necessary to fulfill its responsibilities;

•	Conducting an annual evaluation of its performance and its charter;

•	Recommending to the Board of Directors that the audited financial statements be included in the Company’s Annual Report to stockholders; and

•	Preparing the Report of the Audit Committee for the annual proxy statement.

     The Report of the Audit Committee for the 2006 fiscal year appears on page 26 of this Proxy Statement. A copy of the Audit Committee Charter can be found on the Company’s website at www.airgas.com and is attached to this Proxy Statement as Appendix B.
     Finance Committee
     The members of the Finance Committee are W. Thacher Brown, James W. Hovey and Lee M. Thomas. The purpose of the Committee is to review, advise and make recommendations on the financial affairs, policies and programs of the Company. The Committee meets periodically, but not less than four times per year, to review financial issues of the Company, including the following: capital structure; policies regarding dividends, stock splits and stock repurchases; current and projected capital requirements and the issuance of debt and equity securities; credit agreements and major changes thereto and borrowings and financings of every nature; insurance programs and practices for managing insurable risks; and strategic and business planning processes.
Compensation of Directors
     Directors who were not employees of the Company were paid an annual retainer of $18,000 plus a fee of $1,500 for each Board or Committee meeting attended during the 2006 fiscal year. Non-employee directors are entitled presently to participate in the 1997 Directors’ Stock Option Plan (the “Directors’ Plan”) and will be entitled to participate in the Company’s 2006 Equity Incentive Plan, which will replace the Director’s Plan if approved by the Company’s stockholders at the Annual Meeting.
     In order to closely align the interests of directors with those of stockholders, a majority of the directors’ compensation is in the form of stock options. The number of options granted is determined annually by the Governance and Compensation Committee. The exercise price of each option is equal to the fair market value of the Common Stock on the date of grant, and each option is exercisable immediately and has a term of 10 years. On August 9, 2005, each Board member was granted 7,000 options with an exercise price of $29.04 per share.
     The Chairmen of the Governance and Compensation Committee and the Finance Committee also receive an additional $3,000 annual retainer, and the Chairman of the Audit Committee receives an additional $5,000 annual retainer. Directors are also reimbursed for their travel expenses for attendance at Board and Committee meetings.

Director Compensation Table
     The following table shows the compensation earned by each non-employee director in the 2006 fiscal year.

			Grant Date Fair
		Fees Earned or	Value of Option
Director	Total($)	Paid in Cash($)(1)	Awards($)(2)
William O. Albertini	126,030	47,000	79,030

W. Thacher Brown	130,030	51,000	79,030

James W. Hovey	112,030	33,000	79,030

Richard C. Ill	109,030	30,000	79,030

Paula A. Sneed	119,530	40,500	79,030

David M. Stout	109,030	30,000	79,030

Lee M. Thomas	116,530	37,500	79,030

Robert L. Yohe	113,530	34,500	79,030

(1)	Consists of an annual retainer and meeting fees earned by non-employee directors, as more fully described above under “Compensation of Directors.”

(2)	As noted above, non-employee directors receive an annual stock option grant. During the 2006 fiscal year, each non-employee director received a stock option to acquire 7,000 shares of Common Stock. The amounts shown are estimates of the grant date value of the options awarded, calculated using the Black-Scholes option pricing model. The material assumptions incorporated into the model include the exercise price of the option, the estimated term of the option until exercise (which is 6.4 years for each of the directors in the table above), an interest rate factor (3.9%) based on the U.S. Treasury rate over the estimated term of the option until exercise, a volatility factor (35.2%) based on the standard deviation of the price of the Common Stock and a dividend yield (0.8%) based on the annualized dividend rate per share of Common Stock. The actual value of the options, if any, will depend on the extent that the market value of the Common Stock at exercise is greater than the exercise price of the option.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of the securities with the SEC and the NYSE. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. The Company is aware of one ten percent stockholder, who is also an officer and director, and his spouse.
     Based solely on its review of the copies of such reports furnished to the Company, or written representations from certain reporting persons that no other reports were required, the Company believes that all of its officers and directors complied with all filing requirements applicable to them, with the exception of the non-employee directors, who each failed to file one Form 4 on a timely basis regarding the Company’s annual grant of stock options to its non-employee directors, due to an administrative error. Each of the non-employee directors reported the transaction on a Form 5.
EXECUTIVE COMPENSATION
     The following table sets forth certain information concerning the compensation earned during the fiscal years ended March 31, 2006, 2005 and 2004 by the Company’s Chief Executive Officer and each of the Company’s four other most highly compensated executive officers based on salary and bonus earned during the 2006 fiscal year.
Summary Compensation Table

Annual Compensation					Long Term Compensation
					Securities
Name and Principal	Fiscal			Other Annual	Underlying	All Other
Position	Year	Salary($)	Bonus($)	Compensation($)(1)	Options(#)	Compensation ($)
Peter McCausland	2006	700,000	900,000	(1)	110,000	2,935	(2)
Chairman, President	2005	683,333	750,000		115,000	2,534
and Chief Executive	2004	600,000	650,000		115,000	2,267
Officer

Michael L. Molinini	2006	322,500	202,290	(1)	30,000	6,535	(3)
Executive Vice President	2005	200,715	108,300		15,600	4,148
and Chief Operating Officer	2004	170,092	66,549		17,300	3,536

Roger F. Millay	2006	303,421	187,854	(1)	28,200	4,878	(4)
Senior Vice President	2005	292,939	154,183		30,000	4,277
and Chief Financial Officer	2004	286,493	112,090		27,600	4,134

Ted R. Schulte	2006	264,793	174,504	(1)	15,000	5,267	(5)
Division President-	2005	255,055	120,863		16,000	4,283
Gas Operations	2004	248,855	65,636		20,800	4,134

Alfred B. Crichton	2006	259,999	160,533	(1)	16,900	5,285	(6)
Senior Vice President	2005	228,576	146,292		20,000	4,371
	2004	209,226	44,722		20,800	4,090
     The aggregate compensation for the 2006 fiscal year reflected in dollar amounts in the columns marked “Salary,” “Bonus,” “Other Annual Compensation” and “All Other Compensation,” together with the grant date fair value of the stock options listed in the column marked “Securities Underlying Options,” for each of the officers above is as follows: Mr. McCausland - $2,642,912; Mr. Molinini — $812,425; Mr. Millay — $760,383; Mr. Schulte — $585,114; and Mr. Crichton — $584,170. The grant date fair value of options, as reflected under “Grant Date Present Value of Options” in the “Option Grants During 2006 Fiscal Year” table below, was used for the purpose of presenting the aggregate compensation.
     Notes to the Summary Compensation Table

(1)	While none of the officers listed in the Summary Compensation Table above received perquisites or personal benefits in excess of the current SEC threshold for disclosure in this column (which is the lesser of $50,000 or 10% of their salary and bonus), the Company has voluntarily applied to the 2006 fiscal year amounts the lower threshold of $10,000 for disclosure of perquisites as contained in the SEC’s “Proposed Rules Regarding Executive Compensation and Related Party Disclosure” (SEC Rel. No. 33-8655, January 27, 2006). Messrs. McCausland,

Molinini, Millay, Schulte and Crichton did not receive perquisites or personal benefits of $10,000 or more during the 2006 fiscal year. In the 2006 fiscal year, Mr. McCausland, the Company’s Chief Executive Officer, received perquisites or personal benefits totaling $9,277. This amount consists exclusively of an automobile allowance, an airline club membership and an annual physical examination.

(2)	Consists of $2,850 of employer matching contributions under the Company’s 401(k) Plan, and the value of life insurance premiums of $85 paid for the benefit of Mr. McCausland.

(3)	Consists of $6,450 of employer matching contributions under the Company’s 401(k) Plan and the value of life insurance premiums of $85 paid for the benefit of Mr. Molinini.

(4)	Consists of $4,793 of employer matching contributions under the Company’s 401(k) Plan and the value of life insurance premiums of $85 paid for the benefit of Mr. Millay.

(5)	Consists of $5,182 of employer matching contributions under the Company’s 401(k) Plan and the value of life insurance premiums of $85 paid for the benefit of Mr. Schulte.

(6)	Consists of $5,200 of employer matching contributions under the Company’s 401(k) Plan and the value of life insurance premiums of $85 paid for the benefit of Mr. Crichton.
Option Grants During 2006 Fiscal Year
     The following table provides information related to options granted to the named executive officers during the 2006 fiscal year. The Company does not have any outstanding stock appreciation rights.

					Grant Date
Individual Grants					Value
		% of Total
	No. of Securities	Options			Grant Date
	Underlying	Granted to			Present Value
	Options	Employees	Exercise	Expiration	of Options
Name	Granted (#)(1)	in Fiscal Year	Price ($/Sh)	Date	($)(2)
Peter McCausland	110,000	10.9%	24.09	5/24/2015	1,030,700

Michael L. Molinini	30,000	3.0%	24.09	5/24/2015	281,100

Roger F. Millay	28,200	2.8%	24.09	5/24/2015	264,234

Ted R. Schulte	15,000	1.5%	24.09	5/24/2015	140,550

Alfred B. Crichton	16,900	1.7%	24.09	5/24/2015	158,353

(1)	Represents options to acquire shares of Common Stock, which become exercisable in four equal annual installments beginning on the first anniversary of the date of their grant.

(2)	Amounts shown are estimates of the value of options calculated using the Black-Scholes option pricing model prescribed by the Securities and Exchange Commission rules, and are not intended to forecast possible future appreciation, if any, of the Company’s stock price. The material assumptions incorporated into the model include the exercise price of the option, the estimated term of the option until exercise (which is 6.4 years for each of the officers in the table above), an interest rate factor (3.9%) based on the U.S. Treasury rate over the estimated term of the option until exercise, a volatility factor (35.3%) based on the standard deviation of the price of the Common Stock and a dividend yield (0.8%) based on the annualized dividend rate per share of Common Stock. The actual value of the options, if any, will depend on the extent that the market value of the Common Stock at exercise is greater than the exercise price of the option.
Aggregated Option Exercises During 2006 Fiscal Year
and Fiscal Year-End Option Values
     The following table provides information related to employee options exercised by the named executive officers during the 2006 fiscal year and the number and value of such options held at fiscal year-end.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options
	Shares Acquired	Value	Fiscal Year-End (#)		at Fiscal Year End ($)(2)
Name	on Exercise (#)	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Peter McCausland	7,736	75,426	870,000	285,000	22,973,738	5,045,163

Michael L. Molinini	-0-	-0-	34,075	55,025	784,136	937,288

Roger F. Millay	-0-	-0-	116,975	71,975	3,176,956	1,269,567

Ted R. Schulte	-0-	-0-	113,900	43,025	3,172,503	773,884

Alfred B. Crichton	30,000	355,000	117,275	47,925	3,271,487	855,664

(1)	Represents the difference between the option exercise price and the market value on the date of exercise.

(2)	Value based on the closing price of $39.09 per share on March 31, 2006, less the option exercise price.

     Equity Compensation Plan Information
     The following table sets forth information about the shares of the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under the 1997 Stock Option Plan, the 1997 Directors’ Stock Option Plan, the Amended and Restated 1984 Stock Option Plan, the 1989 Non-Qualified Stock Option Plan for Directors and the 2003 Employee Stock Purchase Plan (“2003 ESPP”), which were approved by the stockholders.

	(a)	(b)	(c)
Number of securities remaining
	Number of securities to	Weighted-average	available for future issuance
	be issued upon exercise	exercise price of	under equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities reflected in
Plan Category	warrants and rights	warrants and rights	column (a))

Equity compensation plans approved by security holders (1)(2)(3)	6,993,818	$16.36	243,874 2,272,012	(2003 ESPP) (Option Plans)

Equity compensation plans not approved by security holders(4)	—	—	—

Total	6,993,818	$16.36	2,515,886

(1)	The Directors’ Plan, designed to provide equity compensation to directors of the Company who are not employees of the Company, authorizes the granting of stock options and restricted stock awards. As of March 31, 2006, no restricted stock awards have been granted under the Directors’ Plan. Restricted stock awards under the Directors’ Plan cannot exceed 100,000 shares in the aggregate, and restricted stock awards under the 1997 Stock Option Plan and the Directors’ Plan in any calendar year may not exceed, in the aggregate, 0.5% of shares of Common Stock of the Company issued and outstanding on any date of grant.

(2)	The 1997 Stock Option Plan (the “1997 Plan”), designed to provide equity compensation to certain employees and independent contractors of the Company, authorizes the granting of stock options and restricted stock awards. As of March 31, 2006, no restricted stock awards have been granted under the 1997 Plan. Restricted stock awards granted under the 1997 Plan cannot exceed 1,000,000 shares in the aggregate, and restricted stock awards under the 1997 Plan and the Directors’ Plan in any calendar year may not exceed, in the aggregate, 0.5% of shares of Common Stock of the Company issued and outstanding on any date of grant.

(3)	The 2003 ESPP was adopted by the Board of Directors in May 2003 and approved by the stockholders of the Company in July 2003. A maximum of 1,500,000 shares of Common Stock of the Company may be purchased under the 2003 ESPP. Through March 31, 2006, 1,256,126 shares were issued under the 2003 ESPP.

(4)	There are no equity securities of the Company issuable upon the exercise of options, warrants or rights under equity compensation plans not approved by the Company’s security holders.

Deferred Compensation Plans
     Airgas, Inc. 2006 Deferred Compensation Plan
     On May 23, 2006, the Board of Directors of the Company approved the Airgas, Inc. 2006 Deferred Compensation Plan, effective July 1, 2006. The purpose of the plan is to permit non-employee directors and a select group of highly compensated employees of the Company and its subsidiaries to defer the receipt of compensation that would otherwise become payable to them. It is intended that the plan, by providing this deferral opportunity, will assist the Company in retaining and attracting individuals of exceptional ability by providing to them these benefits.
     Plan participation is limited to non-employee directors and those key employees who are designated by the committee, selected by the Board of Directors to administer the plan, as eligible to participate in the plan. The plan permits the deferral of up to 75% of a participant’s salary, and up to 100% of a participant’s bonus or director’s fees. Participant deferrals will be credited to an account that tracks valuation funds selected by the participant from a family of funds under the plan, one of which will track the Company’s common stock. Interest may be credited or debited to a participant’s account based on earnings or losses in the selected valuation funds. Participant deferrals and interest credited or debited to a participant’s account are fully vested. However, participant deferrals are not protected from investment risk.
     The plan is an unfunded plan. The obligation to make benefit payments under the plan is solely an obligation of the Company. However, the Company may establish one or more trusts to assist in the payment of benefits. Any assets held by such a trust will be available to the Company’s general creditors in the event of insolvency of the Company. Plan participants are considered to be unsecured creditors, with no secured or preferential rights to any assets of the Company. At its sole discretion, the Board of Directors may, at any time, partially or completely terminate the plan.
     Airgas, Inc. 2001 Deferred Compensation Plan
     Under the Airgas, Inc. 2001 Deferred Compensation Plan, an eligible employee could elect to defer a specified percentage of his or her annual salary and/or bonus, and a director could elect to defer his or her annual compensation, by making a timely deferral election. Participants could choose to have amounts credited to a retirement account, to provide funds to the participant after retirement, and/or an in-service account, to provide funds to the participant while still employed by, or serving as a director of, the Company. Participants made elections as to how their deferred amounts would be deemed invested among several options available under the plan. The participants’ accounts were credited with earnings, gains and losses as if the amounts were actually invested in accordance with the participants’ investment elections. The Company’s obligations under the plan are unsecured general obligations to pay the compensation in the future in accordance with the terms of the plan. In May 2004, the Board of Directors authorized the termination of the plan for new participants, the discontinuance of further deferrals by existing participants under the plan after May 31, 2004 and the subsequent review of the plan for possible suspension or termination. After such review, the Board determined that the plan would remain in effect but with the previously authorized prohibition on enrollment by new participants and restrictions on further compensation deferrals.

Termination of Employment and Change of Control Arrangements
     The Company has entered into “change-of-control” agreements (“Change-of-Control Agreements”) with Mr. McCausland, Mr. Molinini, Mr. Millay, Mr. Schulte, Mr. Crichton and five other executive officers. The terms of the agreements are consistent with similar agreements used in other major U.S. public corporations and provide salary and benefit continuation if the executive is terminated upon a change-of-control. A change-of-control is defined to include events in which a party (other than Mr. McCausland) acquires 20% or more of the combined voting power of the Company’s then-outstanding securities, or in which Mr. McCausland, together with all affiliates and associates, acquires 30% or more of the combined voting power of the Company’s then-outstanding securities. Under the Change-of-Control Agreements, following the executive’s termination, he or she would be entitled to a lump sum payment equal to one to three times (depending upon the executive) the executive’s annual base salary at the time of termination, plus the executive’s potential bonus amount for the fiscal year in which the change-of-control occurred. The executive’s health and welfare benefits would also continue for two or three years, depending upon the executive, and the executive would be vested in all stock options and restricted stock. The cash and non-cash amounts payable under the Change-of-Control Agreements and under any other arrangements with the Company are limited to the maximum amount permitted without the imposition of an excise tax under the Internal Revenue Code. Generally, this would limit an executive’s lump sum payment to 2.99 times the executive’s average annual compensation for the preceding five years.
     In addition, under an arrangement entered into in 1992, in the event of the termination of Mr. McCausland’s employment for any reason including a change-of-control, Mr. McCausland is entitled to a payment equal to two times his annual salary, the continuation of health insurance and other employee benefits for a three-year period and automatic vesting of all of his stock options, subject to the above limitation of 2.99 times average annual compensation. The limitation under Mr. McCausland’s Change-of-Control Agreement would reduce the amount payable under his 1992 arrangement to the extent that the aggregate lump sum payments under the Change-of-Control Agreement and the 1992 arrangement exceed 2.99 times his average annual compensation for the preceding five years.
Certain Relationships and Related Transactions
     Since the beginning of its last fiscal year, the Company has not engaged in any transaction or series of similar transactions, or any proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party (1) in which the amount involved exceeds $60,000 and (2) in which any of the Company’s directors, nominees for director, executive officers or beneficial owners of more than 5% of its Common Stock, or members of the immediate families of those individuals, had or will have, a direct or indirect material interest.
     The Company does have business relationships with corporations or other organizations in which a director, nominee for director or executive officer of the Company may also be a director, executive officer, investor or trustee, or have some other similar direct or indirect relationship with the other corporation or organization. For example, the Company provides goods and services to companies such as GlaxoSmithKline (of which David M. Stout, a director of the Company, is President, Pharmaceuticals), Kraft Foods, Inc. (of which Paula A. Sneed, a director of the Company, is Executive Vice President of Global Marketing Resources and Initiatives), Triumph Group, Inc. (of which, William O. Albertini, a director of the Company, is a director, and Richard C. Ill, a director of the Company, is President and Chief Executive Officer and a director) and Georgia-Pacific Corporation (of which Lee M. Thomas, a director of the Company, was President and Chief Operating Officer and a director during the Company’s 2006 fiscal year). In all instances, including those described above, the Company enters into these arrangements in the ordinary course of business and each party provides to or receives from the other the relevant goods and services on a non-exclusive basis at arms-length negotiated rates. In addition, none of the Company directors was directly involved with the negotiation or consummation of any such arrangement. While any revenue, profits or other aspects of a business relationship with the Company may, of course, affect the individual’s overall compensation or value of his or her investments in the other corporation or organization, the Company does not believe that in any of these cases the relevant Company director receives or has received any compensation from the other corporation that is directly linked to the Company-related business arrangement. None of these arrangements is material to the Company or the other corporation or organization involved, and the Company does not believe that any indirect interest that a Company director may have with respect to such an arrangement is material.
GOVERNANCE AND COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION
     The Governance and Compensation Committee of the Board of Directors has furnished the following report on executive compensation. Under the supervision of the Governance and Compensation Committee, the Company has developed and implemented compensation policies, plans and programs. The Committee is composed of four independent non-employee directors. The Governance and Compensation Committee reviews and approves all compensation decisions for the Chief Executive Officer and other senior executive officers, administers the Company’s stock option plans and determines the goals, target awards and objectives under the executive bonus plan. In addition, the Committee makes recommendations to the Board with respect to the approval of new and amended cash incentive and equity-based compensation plans and advises the Board on other compensation matters for executives and other employees not otherwise determined by the Committee.
     Since its inception, the Company has maintained the philosophy that compensation of its entire management team, including executive officer-level positions through operating management positions at the Company’s operating subsidiaries, should be directly and materially linked to operating performance. To achieve this linkage, compensation is heavily weighted towards bonuses paid on the basis of performance and towards the award of stock options to a relatively broad level of operating management associates.
Compensation Principles
     The foundation of the management compensation program is based on beliefs and guiding principles designed to align compensation with business strategy, Company values and management initiatives. The program:
•	Rewards executives for long-term strategic management and the enhancement of stockholder value through the award of stock options as a significant percentage of total compensation;

•	Integrates compensation programs with both the Company’s annual and longer-term strategic planning and measurement processes; and

•	Provides flexibility in order to maximize local autonomy, which the Company views as an important element of its success.
Executive Compensation Program
     The total compensation program consists of both cash and equity-based compensation. The annual compensation consists of a base salary and an annual bonus under the Company’s executive bonus plan. Incentive compensation is closely tied to corporate and individual performance in a manner that encourages a continuing focus on building sales, profitability and shareholder value. Periodically, the

Committee determines the salary ranges for executive officers upon review of salary ranges in companies comparable in size in terms of annual sales. The comparison group includes other companies in the S&P MidCap 400 Chemicals industry group plus industrial distribution companies that are similar in size to the Company. The Committee includes companies outside of the Company’s industry in the comparison group because it believes that the Company is similar in certain respects to such companies. Actual salary changes are based upon individual and Company-wide performance, and total compensation levels generally are comparable to the median total compensation levels paid at companies in the comparison group. The individual’s performance is measured against specific management objectives, such as sales, EBITDA, operating profits, return on capital, safety targets, programs for training and development of personnel and sales and marketing programs.
     In addition to salary, there is the opportunity to earn significantly higher total compensation through the Company’s executive incentive bonus plan (the “Bonus Plan”), and stock option programs. The bonus and stock option components of the Company’s executive officers’ compensation are “at risk,” meaning that the ultimate value of the compensation depends on such factors as Company financial performance, individual performance and stock price. This at-risk portion of the Company’s executive compensation generally ranges from approximately 35% to 73% of total compensation.
     The purpose of the Bonus Plan is to align management’s efforts with the strategic goals of the Company through competitive annual incentive opportunities. Participants in the Bonus Plan are eligible for an annual cash incentive award based on the achievement of predetermined goals and objectives as set forth in the “performance measurement” section of the Bonus Plan. The individual performance objectives that the Committee considers are the same as those used to determine salary. The Committee relies on these quantitative and qualitative measures and it uses subjective judgment and discretion in light of these measures and the Company’s compensation principles described above to determine base salaries and the individual performance element of bonuses. Participants in the Bonus Plan are assigned an award target equal to a specific percentage of salary earned during the relevant fiscal year. An annual award target is determined based on the participant’s position in the organization. The maximum award that may be paid in any single fiscal year to any participant is $1,500,000.
     The Committee established the performance criteria, performance targets and specific target awards (expressed as a percentage of each executive officer’s base salary) for each of the participants for fiscal 2006 for the Company’s executive officers under the Bonus Plan. The Committee determined that, except with respect to the Company’s Division Presidents, 50% of the target awards were based on the Company’s attainment of a specified target relating to the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), 15% were payable based on the Company’s attainment of a specified target relating to gross profit and 15% were payable based on the Company’s attainment of a specified target relating to return on capital. With respect to the target awards to the Company’s Division Presidents, 10% were based on the Company’s attainment of overall EBITDA, 50% were based on the attainment of EBITDA by the Division President’s operating companies, 15% were based on the attainment of gross profit for the Division President’s operating companies and 15% were based on the attainment of return on average capital employed by the Division President’s operating companies. In addition to the criteria set forth above, 20% of the executives’ target bonus (10% with respect to the Company’s Division Presidents) was based on individual performance. The Bonus Plan was previously attached as Appendix C to the Company’s 2003 proxy statement and was filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the 2005 fiscal year.
     Long-term incentives are provided through the grant of stock options. The Committee reviews and approves the participation of executive officers of the Company and its subsidiaries under the Company’s stock option plan. The Committee has the authority to determine the individuals to whom stock options are awarded, the terms of the options and the number of shares subject to each option. In determining the total number of options to be granted, the Committee considers the percentage dilution of the grants and the value of the options using the Black-Scholes option pricing model. The size range of the individual option grant is generally based upon position level. As with the determination of base salaries and bonuses, the Committee relies on quantitative and qualitative measures, such as the value of stock option grants relative to total compensation and an assessment of the executive officer’s performance and future potential, exercising subjective judgment and discretion in view of these measures and the Company’s general policies to determine the specific grant within the applicable range. During the 2006 fiscal year, the value of options granted, using the Black-Scholes option pricing model, was generally between 22% and 39% of an executive officer’s total compensation. The Company consistently has employed stock option grants as a form of employee and executive compensation and believes that stock options provide great value by assisting the Company in attracting and retaining qualified personnel. The table below provides certain information regarding the Company’s use of stock options during the last ten fiscal years.

		Weighted		Employee Options		Total Outstanding
	Total Shares	Average		Granted in Fiscal		Employee Options as
	Underlying	Option	No. of Employees	Year as a % of	Employee Options	a % of Outstanding
Fiscal	Options Granted to	Exercise	Granted Options	Outstanding Shares	Fair Value on Date	Shares at Fiscal
Year-End	Employees	Price	in Fiscal Year	at Fiscal Year-End	of Grant	Year- End
3/31/1997	785,685	$21.83	425	1.2%	$7,031,881	9.5%
3/31/1998	1,244,577	$15.45	474	1.7%	$8,151,979	8.9%
3/31/1999	1,665,007	$13.10	598	2.3%	$9,690,341	10.1%
3/31/2000	1,126,845	$11.27	535	1.7%	$5,848,326	11.0%
3/31/2001	1,734,215	$5.71	800	2.5%	$5,428,093	11.9%
3/31/2002	1,525,120	$9.29	565	2.2%	$8,098,387	11.8%
3/31/2003	1,168,250	$16.52	493	1.6%	$9,836,665	11.1%
3/31/2004	1,104,800	$19.36	488	1.5%	$9,081,456	10.4%
3/31/2005	1,007,500	$21.15	446	1.3%	$9,349,600	9.1%
3/31/2006	1,007,200	$24.03	538	1.3%	$9,417,320	8.4%

Average Per Year	1,236,920	$14.65	536	1.7%	$8,193,405	10.2%
     The Company meets its objective of aligning executive officers’ long-range interests with those of the stockholders by providing the executive officers with the opportunity to build a meaningful stake in the Company, through grants of stock options. The Company strongly encourages senior management and executive officers to hold a meaningful equity interest in the Company and, accordingly, has established stock ownership guidelines for such employees. Under the guidelines, subjected executive officers are expected, over time, to acquire Common Stock of the Company worth two- to five- times their base salaries, based on their levels of responsibility. A portion of the guidelines may be met with vested, unexercised stock options. The Company believes that such ownership better aligns the interests of management and stockholders. During the 2006 fiscal year, executive officers could also participate in the Company’s 401(k) Plan, which includes Company matching contributions and, excluding the Chief Executive Officer, the Company’s 2003 Employee Stock Purchase Plan, which generally permits eligible employees to purchase shares of the Company’s Common Stock at a 15% discount from the market price.

Chief Executive Officer Compensation
     The Governance and Compensation Committee reviewed the Chief Executive Officer’s compensation and determined that his base salary for fiscal year 2006 would be $700,000. This base salary approximates the median level of chief executive officers of the comparison group of companies described above and is consistent with the Company’s objective of paying a higher level of compensation through its at-risk bonus and stock option programs. A fiscal year 2006 bonus of $900,000 was awarded to the Chief Executive Officer. This was determined based 50% on the Company’s performance in attaining EBITDA, 15% on the Company’s performance in attaining gross profit and 15% on the Company’s performance in attaining return on capital goals against pre-established levels of performance targets as set forth in the Bonus Plan, and 20% on the Chief Executive Officer’s performance based on initiatives relating to safety, acquisitions, human resources, strategy implementation and strategic planning. In determining the number of shares to be awarded as stock options, the Committee considered the executive compensation paid by the comparison group of companies and the Chief Executive Officer’s performance. The Chief Executive Officer also participates in the Company’s 401(k) plan. During the 2006 fiscal year, the Chief Executive Officer received perquisites that totaled $9,277 in incremental cost to the Company. This amount consisted exclusively of an automobile allowance, an airline club membership and a medical physical examination.
     During the 2006 fiscal year, the Chief Executive Officer used the Company’s corporate aircraft and the services of an executive assistant for personal use and reimbursed the Company in an amount equal to the incremental cost to the Company related to such use. The incremental cost to the Company of the Chief Executive Officer’s use of the corporate aircraft is based on the average weighted cost of the variable operating costs, including fuel costs, trip-related maintenance, landing fees, hanger and parking costs and other miscellaneous variable costs. Fixed costs that do not change based on usage of the corporate aircraft were excluded.
Deductibility
     The Committee’s policy is to pursue a compensation strategy that is performance-based, minimizing the non-deductibility of compensation for the Company’s executive officers under Section 162(m) of the Internal Revenue Code, while maintaining the flexibility of its compensation programs to attract and retain highly qualified executives in a competitive environment. Accordingly, the Committee may award non-deductible compensation when necessary to enable the Company to meet its overall objectives.
Governance and Compensation Committee
Robert L. Yohe, Chairman
Richard C. Ill
David M. Stout
Lee M. Thomas

STOCKHOLDER RETURN PERFORMANCE PRESENTATION
     Below is a graph comparing the yearly change in the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of the S&P MidCap 400 Chemicals Index and the S&P MidCap 400 Index for the period of five years commencing April 1, 2001 and ended March 31, 2006.
     The Company has approved the use of the S&P MidCap 400 Chemicals Index and the S&P MidCap 400 Index for purposes of this performance comparison because the Company is a component of the indices and they include companies of similar size to that of the Company.

Airgas, Inc.
Comparison of Five Year Cumulative Total Return

	March 31	2001	2002	2003	2004	2005	2006
à	Airgas, Inc.	100	255.08	234.90	272.58	307.97	507.86
Δ	S&P MidCap 400 Chemicals	100	118.89	91.01	135.69	149.84	182.24
ú	S&P MidCap 400	100	128.55	95.43	125.23	159.829	164.93

The graph above assumes that $100 was invested on April 1, 2001, in Airgas, Inc. Common Stock, the S&P MidCap 400 Chemicals Index, and the S&P MidCap 400 Index.

SECURITY OWNERSHIP
     The following table sets forth certain information, according to information supplied to the Company regarding the number and percentage of shares of the Company’s Common Stock beneficially owned on March 31, 2006: (i) by each person who is the beneficial owner of more than 5% of the Common Stock; (ii) by each director and nominee for director; (iii) by each executive officer named in the Summary Compensation Table; and (iv) by all directors, the nominees for director and executive officers of the Company as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares listed.

	Amount and Nature of		Percentage of
Name of Beneficial Owner	Beneficial Ownership(1)		Shares Outstanding
Peter McCausland 1113 Brynlawn Road Villanova, PA	8,213,769	(2)(3)(6)	10.5%

Bonnie F. McCausland 1113 Brynlawn Road Villanova, PA	7,211,005	(2)(4)	9.3%

William O. Albertini	42,000	(2)	*

W. Thacher Brown	179,250	(2)(5)	*

James W. Hovey	81,250	(2)	*

Richard C. Ill	22,000	(2)	*

Paula A. Sneed	63,756	(2)	*

David M. Stout	59,750	(2)	*

Lee M. Thomas	44,375	(2)	*

Robert L. Yohe	92,500	(2)	*

Michael L. Molinini	58,071	(2)	*

Roger F. Millay	153,378	(2)(6)	*

Ted R. Schulte	140,472	(2)(6)	*

Alfred B. Crichton	181,987	(2)(6)	*

FMR Corp. 82 Devonshire Street Boston, MA 02109	5,727,408	(7)	7.4%

	Amount and Nature of		Percentage of
Name of Beneficial Owner	Beneficial Ownership(1)		Shares Outstanding
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	5,057,650	(8)	6.5%

All directors and executive officers as a group (20 persons)	9,669,986	(2)(3)(4)(5)(6)	12.2%

*	Less than 1% of the outstanding Common Stock

(1)	Includes all options and other rights to acquire shares exercisable on or within 60 days of March 31, 2006.

(2)	Includes the following number of shares of Common Stock which may be acquired by certain directors, executive officers and five percent stockholders through the exercise of options that were exercisable as of March 31, 2006 or became exercisable within 60 days of that date: Mr. McCausland, 986,250; Mr. Albertini, 22,000 shares; Mr. Brown, 73,250 shares; Mr. Hovey, 58,750 shares; Mr. Ill, 14,500 shares; Ms. Sneed, 58,750 shares; Mr. Stout, 58,750 shares; Mr. Thomas, 43,375 shares; Mr. Yohe, 52,500 shares; Mr. Molinini, 54,475 shares; Mr. Millay, 145,900 shares; Mr. Schulte, 132,475 shares; Mr. Crichton, 136,825 shares; and all directors and executive officers as a group, 2,137,745 shares.

(3)	Investment and/or voting power with respect to 7,131,935 of such shares are shared with, or under the control of, Mr. McCausland’s spouse, Bonnie McCausland, and 37,570 shares are held by a charitable foundation of which Mr. McCausland is an officer and director.

(4)	Investment and/or voting power with respect to 7,131,935 of such shares are shared with, or under the control of, Mrs. McCausland’s spouse, Peter McCausland, and 37,570 shares are held by a charitable foundation of which Mrs. McCausland is an officer and director.

(5)	Includes 8,000 shares owned by members of Mr. Brown’s immediate family.

(6)	Includes the following shares of Common Stock held under Airgas’ 401(k) Plan as of March 31, 2006: Mr. McCausland, 42,314 shares; Mr. Millay, 981 shares; Mr. Schulte, 1,701 shares; Mr. Crichton, 12,699 shares; and all executive officers as a group, 64,479 shares.

(7)	FMR Corp. and several related entities filing for the purposes of such report (collectively, “FMR”), filed a Schedule 13G on February 14, 2006, upon which the Company has relied in making this disclosure. FMR has sole voting power as to 374,300 shares and sole dispositive power as to 5,727,408 shares.

(8)	T. Rowe Price Associates, Inc. filed a Schedule 13G dated February 13, 2006, upon which the Company has relied in making this disclosure. T. Rowe Price Associates, Inc. has sole voting power as to 1,051,500 shares and sole dispositive power as to 5,057,650 shares.

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended March 31, 2006 with the Company’s management and with the independent registered public accounting firm. The Committee reviewed with the independent registered public accounting firm its judgment as to the quality of the Company’s application of U.S. generally accepted accounting principles and other such matters as required by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended.
     The Committee discussed with both the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee periodically met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.
     The Committee has discussed with and received written disclosure and a letter from the independent registered public accounting firm as required by the Independence Standards Board’s Standard No. 1, “Independence Discussions with Audit Committees,” as amended, as to their independence from the Company and its management.
     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2006, for filing with the Securities and Exchange Commission. The Audit Committee also appointed, and the Board of Directors is proposing that the stockholders ratify the appointment of, KPMG LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year.
Audit Committee
William O. Albertini, Chairman
W. Thacher Brown
Paula A. Sneed

PROPOSAL TO APPROVE THE 2006 EQUITY INCENTIVE PLAN
(Proposal 2)
     At the Annual Meeting, a proposal will be presented to approve the Company’s 2006 Equity Incentive Plan (the “2006 Plan”). The full text of the Plan is attached to this Proxy Statement as Appendix C. The following summary is subject to and qualified in its entirety by reference to Appendix C. If this proposal is approved by the stockholders, the number of shares of Common Stock authorized for issuance under the 2006 Plan will be 3,200,000 shares plus the shares remaining for issuance under the Company’s 1997 Stock Option Plan (the “1997 Plan”) and the shares remaining for issuance under the Company’s 1997 Directors’ Stock Option Plan (the “Directors’ Plan”). In addition, shares subject to outstanding options under the 1997 Plan and the Directors’ Plan shall be added to the number of shares authorized for issuance under the 2006 Plan if such options terminate or expire or are canceled without having been exercised on or after August 9, 2006, as described in the next paragraph.
     If approved by the stockholders at the Annual Meeting, the 2006 Plan will replace the 1997 Plan and the Directors’ Plan. As of June 23, 2006, options to purchase 7,131,903 shares of Common Stock were outstanding and 1,126,962 shares remained available for future grants under the 1997 Plan, and options to purchase 521,500 shares of Common Stock were outstanding and 222,500 shares remained available for future grants under the Directors’ Plan. If the stockholders approve the 2006 Plan, the 1997 Plan and the Directors’ Plan will each be terminated. The number of shares available for grant under the 2006 Plan will include the shares already available for grant under the 1997 Plan and the Directors’ Plan as of August 9, 2006 plus the shares subject to outstanding grants under the 1997 Plan and the Directors’ Plan that, on or after August 9, 2006, cease to be subject to grants under such plans because the grants have been terminated, have expired or have been canceled without having been exercised.
     On June 21, 2006, the Board of Directors adopted the 2006 Plan, subject to stockholder approval. The Board of Directors believes that an equity-based compensation program, under which the Company may grant equity-based awards to its directors, executives and a broad-based category of employees, is an integral component of its compensation program, and allows the Company to provide incentives to employees to enhance performance and to motivate them to remain with the Company, to provide incentives to any employee who has made or may make a significant contribution to the Company and to strengthen the identity of interests between employees and the Company. In particular, the Company’s equity-based compensation program can be critical in retaining employees upon the consummation of acquisitions, in attracting committed directors and in recruiting employees and executives from companies with higher salary structures. The Board of Directors believes that the 2006 Plan is appropriate for a company of the Company’s size in the chemicals and distribution industries, and that it is in the best interests of the Company and its stockholders. Accordingly, the Board of Directors believes that the approval of the 2006 Plan is necessary to meet these objectives.
     The Company previously has not granted restricted stock awards under the 1997 Plan and the Directors’ Plan, and currently does not intend to issue restricted stock under the 2006 Plan. However, new accounting regulations require companies to record a charge to earnings for employee stock option grants, including options granted under the Company’s plans. The extent to which the Company will make grants of awards other than stock options under the 2006 Plan will depend on the impact of the regulations on its earnings, on investors’ views and positions and the Company’s determination of how best to compensate its executive officers, other employees and directors and to continue to align their interests with the interests of the Company’s stockholders. The 2006 Plan will allow the Company to grant a wider range of awards than is permitted under its current plans, including stock appreciation rights, restricted stock based on performance criteria and restricted stock units. This broader range of awards will give the Company greater flexibility in structuring performance measures and goals into its equity compensation.
Vote Required for Approval
     To be adopted, the 2006 Plan must be approved by a majority of the outstanding shares of Common Stock present or represented and entitled to vote at the meeting and, under the rules of the NYSE, by a majority of votes cast on the proposal, provided that the total votes cast represent greater than 50% of the shares entitled to vote on the proposal. Under the rules of the NYSE, brokers will not be permitted to vote in favor of this matter unless the beneficial owner has provided specific voting instructions. Therefore, it is important that all stockholders consider and vote on this matter.
     The Board unanimously recommends a vote FOR the adoption of the 2006 Plan.
Description of the 2006 Plan
     The 2006 Plan authorizes the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted shares and restricted share units. A total of 3,200,000 shares of Common Stock (subject to adjustment as discussed below) have been reserved for issuance under awards to be granted under the 2006 Plan, plus the shares remaining for issuance under the 1997 Plan and the Directors’ Plan. In addition, the shares subject to options outstanding under the 1997 Plan and the Directors’ Plan that terminate, expire or are canceled without having been exercised, will also be available for the grant of awards. Subject to the limitations described below, any of those shares may be subject to incentive stock options, non-qualified stock options, stock appreciation rights, restricted shares, restricted shares units or any combination of any of them. On June 23, 2006, the last sale price of the Common Stock on the NYSE was $36.07 per share.
     Eligibility
     Those persons who are employees, officers, non-employee directors and consultants of the Company (or any subsidiary of the Company) are eligible to be selected by a committee of non-employee, independent members of the Board of Directors that administers the 2006 Plan (the “Committee”). As of March 31, 2006, there were approximately 2,700 employees and eight non-employee directors who would be eligible to participate in the 2006 Plan. In any given year, no person may be granted stock options or stock appreciation rights with respect to more than 1,000,000 shares of Common Stock and restricted shares and restricted share units with respect to more than 500,000 shares of Common Stock under the 2006 Plan. In addition, no non-employee director may receive awards under the 2006 Plan in any given year with respect to more than 100,000 shares of Common Stock.
     The number of shares that will be considered issued under the 2006 Plan will equal the number of shares issued upon the full or partial exercise or settlement of an award and will not include the number of shares returned or delivered to the Company for any reason, including the full or partial cancellation, expiration, forfeiture, surrender or repurchase of an award.
     Administration
     The 2006 Plan will be administered by the Committee. The Committee has the full power and authority to determine the eligible persons to be granted awards and the number of shares subject thereto, subject to certain limitations in the 2006 Plan. In addition, the determinations and the interpretation and construction of any provision of the 2006 Plan by the Committee is final and conclusive.

     Stock Options and Stock Appreciation Rights
     The Committee has complete discretion to determine:
•	which eligible individuals are to receive option grants or stock appreciation rights;

•	the time or times when option and stock appreciation rights grants are to be made;

•	subject to certain limitations contained in the 2006 Plan, the number of shares subject to, and the vesting schedule for, each option grant and stock appreciation right;

•	the designation of each stock option as either an incentive or a non-qualified stock option;

•	the maximum term for which each option grant and stock appreciation right is to remain outstanding, which term may not exceed ten years, and for an incentive stock option granted to a person who owns more than 10% of the voting power of the Company may not exceed five years; and

•	the exercise price for each option and stock appreciation right, which may not be less than 100% of the fair market value (as defined in the 2006 Plan) of the stock on the date of grant, provided that if the recipient of an incentive stock option owns more than 10% of the voting power of the Company, the exercise price must be at least 110% of the fair market value on the date of grant.
     The Internal Revenue Code (the “Code”) allows an optionee to receive incentive stock options only to the extent that the aggregate amount of incentive stock options exercisable for the first time by an optionee during any calendar year does not exceed $100,000. Any stock option that is granted to an optionee who fails to meet the criteria for an incentive stock option must be treated as a non-qualified stock option.
     The exercise price of an option may be paid in cash, by check, by the delivery of already-owned Common Stock having a fair market value equal to the exercise price, by cashless exercise or arrangements substantially comparable to the foregoing as provided in the 2006 Plan, or by such other forms of legal consideration as determined by the Committee, provided, however, that if the optionee acquired the stock to be tendered for payment directly or indirectly from the Company, he or she shall have owned such stock for six months prior to tendering such stock for the exercise of an option.
     No stock option granted under the 2006 Plan is assignable or transferable, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. During his or her lifetime, an optionee may transfer non-qualified stock options to immediate family members or trusts for the benefit of such persons or a partnership in which such persons are the only partners, provided that the optionee does not receive consideration for the transfer.
     If the employment of a holder of stock appreciation rights or outstanding options under the 2006 Plan is terminated for misconduct, all rights of such employee under the 2006 Plan cease and the options or stock appreciation rights granted to such person become null and void for all purposes. The 2006 Plan further provides that in most instances an option or stock appreciation right must be exercised by the holder within three months after the termination of such holder’s employment with the Company (for any reason other than termination for misconduct, mental or physical disability, death or, in the case of holders who are employees, retirement), if and to the extent such option or stock appreciation right was exercisable on the date of such termination. Generally, if a holder’s termination of employment is due to mental or physical disability, the holder will have the right to exercise the option or stock appreciation right (to the extent otherwise exercisable on the date of termination) for a period of 12 months from the date on which the holder suffers the mental or physical disability. If a holder dies while actively employed by the Company, the option or stock appreciation right may be exercised (to the extent otherwise exercisable on the date of death) until the expiration of the term of the option or stock appreciation right by the holder’s legal representative or persons to whom the option or stock appreciation right is transferred. In the event of a holder’s death or termination, other than for misconduct, the Committee may provide on a case-by-case basis, and in its sole discretion, that options or stock appreciation rights are immediately exercisable for the total remaining number of shares covered by the options or stock appreciation rights.
     Each stock appreciation right issued under the 2006 Plan will entitle the holder to surrender the stock appreciation right for a distribution from the Company equal to the fair market value of a share of Common Stock less the exercise price of the stock appreciation right. The distribution may be made in cash or in shares of Common Stock, or in a combination of cash and shares, as determined by the Committee.
     Unless the Committee provides otherwise in an award agreement, options and stock appreciation rights granted to a non-employee director that were exercisable prior to termination of such non-employee director’s service on the Board of Directors will remain exercisable after termination, except with respect to termination of service as a result of misconduct by the non-employee director or the non-employee director’s death, and will otherwise be governed by the same terms and conditions as options and stock appreciation rights granted to employees.
     Qualifying Performance Criteria
     Qualifying Performance Criteria means any one or more of the performance criteria listed below, either individually, alternatively or in combination, applied to either the Company as a whole or to a business unit, affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the award agreement. The performance criteria may be (1) after tax cash flow, (2) earnings per-share, (3) earnings before interest, taxes, depreciation and amortization, (4) free cash flow, (5) return on capital, (6) return on equity, (7) return on average capital employed, (8) sales, (9) operating expenses as a percentage of sales, (10) gross profit, (11) days’ purchases outstanding, (12) days’ sales outstanding, (13) operating income, (14) growth in stockholder value relative to a peer group index, (15) working capital, and (16) economic value added.
     Restricted Shares and Restricted Share Units
     The Committee may grant restricted shares and restricted share units to eligible employees and directors under the 2006 Plan. A restricted share is a share of the Company’s Common Stock that is subject to restrictions as determined by the Committee. A restricted share unit entitles the holder to a distribution from the Company equal to the fair market value of a share of the Company’s Common Stock subject to restrictions as determined by the Committee. The Committee also has complete discretion to determine:
•	which eligible individuals are to receive restricted shares and restricted share units;

•	the time or times when grants of restricted shares and restricted share units are to be made;

•	the consideration, if any, to be paid for the restricted shares and restricted share units;

•	the number of shares of Common Stock subject to restricted share and restricted share unit awards; and

•	subject to certain limitations contained in the 2006 Plan, the vesting and/or settlement of the restricted shares and restricted share units.
     The restrictions applicable to restricted shares and restricted share units may lapse in one or more installments over a period of service, may lapse upon the attainment by the Company and/or the holder of certain performance milestones determined by the Committee or upon some combination of the holder’s serving for some period and the attainment of established performance goals. Restricted shares and restricted share units that (i) are based on the achievement of performance criteria and are intended to satisfy the conditions of Section 162(m) of the Internal Revenue Code will not vest in less than one year and (ii) are based upon continued employment or the passage of time will not vest in less than three years, other than in connection with a change in control (as such term is defined in the 2006 Plan) or as determined by the Committee in its sole discretion upon the participant’s death, permanent disability or retirement.
     Change in Control Transactions
     For purposes of the 2006 Plan, a “change in control” (as defined in the 2006 Plan and described below) will be deemed to occur in the event of:
•	the consummation of any consolidation, share exchange or merger of the Company (a) in which the Company’s stockholders immediately prior to such transaction do not own at least a majority of the voting power of the surviving entity or of the ultimate parent of such entity, in substantially the same proportion as the voting power of such stockholders immediately prior to such transaction, (b) in which a Company stockholder who does not own a majority of the Company’s voting stock immediately prior to such transaction, owns a majority of the Company’s voting stock immediately after such transaction, (c) following which the Company is not the surviving entity, or (d) following which the Company is the surviving entity but the shares of its Common Stock are converted or exchanged into other property by virtue of the transaction;

•	any person or group (other than Peter McCausland, the Company or any majority-owned subsidiary or any employee benefit plan) becomes the beneficial owner of securities representing more than 20% (or 30% in the case of Peter McCausland) of the total combined voting power of the Company’s then outstanding securities;

•	a change in the majority of the Board members during a two-year period without the approval of a majority of the Board members who have been Board members continuously since the beginning of such period;

•	stockholder approval of the liquidation or dissolution of the Company; and

•	the sale of all or substantially all of the assets of the Company.
     Under the 2006 Plan, unless otherwise provided in a written agreement between the Company and the holder of an award, in the event of a change in control triggered by a consolidation, share exchange or merger (as described above), all outstanding awards under the 2006 Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such awards, the vesting and exercisability provisions of such awards will be accelerated in full, and such awards will terminate if not exercised prior to the effective date of the change in control. In the event an award will terminate if not exercised, the Board or the Committee may provide, in its sole discretion, that the holder of such award may not exercise such award but will receive a payment equal to the excess of the value of the property the holder would have received upon exercise over any exercise price. In the event of a change in control triggered by the acquisition of securities of the Company, a change in the composition of the Board, certain asset sales or the liquidation of the Company (as described above), the vesting and exercisability provisions of outstanding awards will be accelerated in full.
     Amendment and Termination of the 2006 Plan
     Except as discussed below, the Board has complete and exclusive power and authority to amend or modify the 2006 Plan in any, or all, respects. No amendment, however, may adversely affect the rights and obligations of awards outstanding under the plan at the time, without the consent of the award holder. In addition, the Board may not, to the extent required by applicable law or listing requirements, amend the 2006 Plan without stockholder approval, to:
•	increase the maximum number of shares issuable under the plan, or the maximum amount of shares for which any one individual participating in the plan may be granted stock options, stock appreciation rights, restricted shares or restricted share units for any given year;

•	increase the number of persons or expand the class of persons eligible to receive awards; or

•	otherwise materially increase the benefits accruing to participants.
     The 2006 Plan will terminate on the date that is 10 years after its effective date or earlier at such time that all shares available for issuance under the 2006 Plan have been issued.
Federal Income Tax Consequences
     The following discussion summarizes the principal federal income tax consequences of the 2006 Plan based on the Code and its regulations, and administrative and judicial interpretations. The summary does not address any foreign, state, or local income tax consequences of participation in the 2006 Plan.
     Grants of Options
     Under current tax laws, the grant of a stock option will not be a taxable event to the recipient optionee and the Company will not be entitled to a deduction with respect to such grant.
     Exercise of Non-qualified Options and Subsequent Sale of Stock
     Upon the exercise of a non-qualified stock option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the Company’s Common Stock received over the exercise price. The taxable income recognized upon exercise of a non-qualified stock option will be treated as compensation income subject to withholding and the Company will be entitled to deduct as a compensation expense an amount equal to the ordinary income an optionee recognizes with respect to such exercise. When shares of the Common Stock received upon the exercise of a non-qualified stock option subsequently are sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the fair market value of the Common Stock on the date of exercise; the character of such gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise.
     Exercise of Incentive Stock Options and Subsequent Sale of Stock
     The exercise of an incentive stock option will not be taxable to the optionee, and the Company will not be entitled to any deduction with respect to such exercise. However, to qualify for this favorable tax treatment of incentive stock options under the Code, the optionee may not dispose of the Common Stock acquired upon the exercise of an incentive stock option until after the later of two years following the date of grant or one year following the date of exercise. The surrender of shares of the Company’s Common Stock acquired upon the exercise of an incentive stock option in payment of the exercise price of an option before the expiration of the required holding period for incentive stock options under the Code will be a disqualifying disposition of the surrendered shares. Upon any subsequent sale of the shares of the Company’s Common Stock received upon exercise of an incentive stock option, the optionee generally will recognize long-term gain (or loss) equal to the difference between the total amount realized and the exercise price of the option.
     If an option that was intended to be an incentive stock option under the Code does not qualify for favorable incentive stock option treatment under the Code due to the failure to satisfy the holding period requirements, the optionee may recognize ordinary income in the year of the disqualifying disposition. Provided the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income an optionee shall recognize in the year of a disqualifying disposition shall be the lesser of (i) the excess of the amount realized over the exercise price or (ii) the excess of the fair market value of the Company’s Common Stock at the time of the exercise over the exercise price. In addition, the optionee shall recognize a capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value of the Company’s Common Stock at the time of the exercise. Such capital gain shall be taxable as long-term or short-term capital gain, depending on the optionee’s holding period for such shares.
     Notwithstanding the favorable tax treatment of incentive stock options for regular tax purposes, as described above, for alternative minimum tax purposes, an incentive stock option is generally treated in the same manner as a non-qualified stock option. Accordingly, an optionee must generally include in alternative minimum taxable income for the year in which an incentive stock option is exercised an amount equal to the excess of the fair market value of the Company’s Common Stock received as of the date of exercise over the exercise price. If, however, an optionee disposes of the Company’s Common Stock acquired upon the exercise of an incentive stock option in the same calendar year as the exercise in a disqualifying disposition, in which a loss, if sustained, would otherwise be recognizable under the Code, only an amount equal to the optionee’s ordinary income for regular tax purposes with respect to such disqualifying disposition will be recognized for the optionee’s calculation of alternative minimum taxable income in such calendar year.
     Stock Appreciation Rights
     A recipient of a stock appreciation right will not recognize any income upon the grant thereof. Upon the exercise of a stock appreciation right, the recipient will recognize ordinary compensation income in the amount of the cash, fair market value of the shares of Common Stock, or both, as applicable, received upon such exercise, and the Company generally will be entitled to a corresponding federal income tax deduction. When the recipient sells shares acquired upon the exercise of a stock appreciation right, he or she will recognize a capital gain or loss. The amount of the capital gain or loss will be equal to the difference between the amount realized on the sale and the amount of ordinary income recognized at the time of exercise of the stock appreciation right.
     Restricted Shares
     A recipient of restricted shares normally will not recognize taxable income upon the grant of the shares, and the Company will not be entitled to a corresponding federal income tax deduction. When the shares either are transferable or are no longer subject to a substantial risk of forfeiture, the recipient will recognize ordinary compensation income, and the Company generally will be entitled to a corresponding federal income tax deduction. The amount of the ordinary compensation income will be equal to the difference between (i) the fair market value of the Common Stock as of the earlier of the lapse of restriction on transfer or risk of forfeiture and (ii) any amount paid by the recipient for the shares. Upon the recipient’s sale of shares of Common Stock that were issued as restricted shares, the recipient will recognize a capital gain or loss. The amount of the capital gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the recipient’s adjusted tax basis in the shares of Common Stock. The recipient’s adjusted tax basis in the shares of Common Stock is equal to the amount, if any, paid by the recipient for the shares, plus the amount of ordinary income recognized by the recipient upon the lapse of the restrictions applicable to the shares. Short term or long term capital gain treatment will depend upon the length of time the recipient of the stock holds the shares following the earlier of the lapse of restriction on transfer or risk of forfeiture.
     A recipient may elect to recognize ordinary compensation income in the year the restricted shares are awarded to him or her, despite the restrictions on the shares, and, if such an election is made, the Company generally will be entitled to a corresponding federal income tax deduction at that time. The amount of ordinary compensation income recognized in connection with such an election will be equal to the difference between the fair market value of the Common Stock at the time of grant and any amount paid for the shares. If an election is made to accelerate recognition of compensation income, the holding period of the restricted shares for capital gains purposes will begin on the day immediately following the date on which the Company transferred the restricted shares to the recipient. If such an election is made, there generally are no federal income tax consequences to the restricted share recipient or to the Company upon the lapse of restrictions on the restricted shares.
     Restricted Share Units
     A recipient of a restricted share unit will not recognize any income upon the grant of a restricted share unit. When payment in respect of a restricted share unit is made, the recipient will recognize ordinary compensation income in the amount of both the cash and the fair market value of the shares of Common Stock received, and the Company generally will be entitled to a corresponding federal income tax deduction. When the recipient sells any shares acquired as payment in respect of restricted share units, he or she will recognize a capital gain or loss. The amount of the capital gain or loss will be equal to the difference between the amount realized on the sale and the amount of ordinary income recognized in connection with the initial receipt of the shares.
     Payment of Withholding Taxes
     The Company’s obligation to deliver shares of Common Stock on account of exercise of any stock option or stock appreciation right or any restricted share or restricted share unit grant, and the Company’s obligation to pay any other amounts under the 2006 Plan, is subject to the satisfaction of all applicable income and employment tax withholding requirements.

Plan Benefits
     Except as described below, no determination has been made as to the number of options or other awards that may be allocated to the individuals named in the Summary Compensation Table, nominees for election as directors, current executive officers as a group, current directors who are not executive officers as a group, or all employees (including all current officers who are not executive officers) as a group, as a result of the adoption of the 2006 Plan.
     The following table summarizes option grants made under the 1997 Plan and the Directors’ Plan during fiscal year 2006 to:
•	the executive officers named in the Summary Compensation Table;

•	all current executive officers as a group;

•	all current directors (including nominees) who are not executive officers as a group;

•	all other employees as a group; and

•	each other person who received five percent (5%) of such options.

	Securities	Weighted average
	underlying	exercise price
Name and position of individual	options granted (#)	per share ($/sh)
Peter McCausland	110,000	24.09
Chairman, President and Chief Executive Officer

Michael L. Molinini	30,000	24.09
Executive Vice President and Chief Operating Officer

Roger F. Millay	28,200	24.09
Senior Vice President and Chief Financial Officer

Ted R. Schulte	15,000	24.09
Division President-Gas Operations

Alfred B. Crichton	16,900	24.09
Senior Vice President

All current executive officers as a group	288,100	24.09

All current directors (including nominees, who are not executive officers) as a group (8 directors)	56,000	29.04

All other employees (including all current officers who are not executive officers) as a group (525 employees)	719,100	24.01

PROPOSAL TO APPROVE THE AMENDED AND RESTATED
2003 EMPLOYEE STOCK PURCHASE PLAN
(Proposal 3)
     On June 18, 2003, the Board of Directors approved the 2003 Employee Stock Purchase Plan, which was approved by the stockholders on July 29, 2003. Effective as of October 1, 2004, pursuant to authority granted under the 2003 Employee Stock Purchase Plan, the Committee (as defined below) amended the 2003 Employee Stock Purchase Plan to restrict an employee participant’s ability to sell shares of the Company’s Common Stock purchased under the 2003 Employee Stock Purchase Plan after October 1, 2004, as more fully described below under “Summary of the Purchase Plan.” On June 21, 2006, the Board of Directors approved the Amended and Restated 2003 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares available for issuance to a total of 3,500,000 shares from 1,500,000, subject to approval by the Company’s stockholders. The text of the Purchase Plan is set forth in Appendix D to this Proxy Statement. The following summary of the Purchase Plan is subject to, and qualified in its entirety by reference to, Appendix D.
Vote Required for Approval
     To be adopted, the Purchase Plan must be approved by a majority of the outstanding shares of Common Stock present and entitled to vote at the meeting.
     The Board unanimously recommends a vote FOR the approval of the Purchase Plan.
Summary of the Purchase Plan
     The Purchase Plan is designed to encourage and assist employees of the Company and its subsidiaries to share an equity interest in the Company through the purchase of Common Stock of the Company at a discount. It is the intention of the Company to have the Purchase Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Tax Code”). A discussion of the tax consequences under the Purchase Plan is set forth below. The Purchase Plan is not intended to be a plan that meets the requirements of section 401(a) of the Tax Code, and it is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.
     The Purchase Plan will be administered by the Company’s Governance and Compensation Committee (the “Committee”), consisting of at least two members. The members of the Committee will be entitled to indemnification in accordance with the Company’s By-Laws.
     The Purchase Plan allows eligible employees to become participants in the Purchase Plan as of the first trading day that occurs in January, April, July or October of each year. Each eligible employee who enrolls in the Purchase Plan may purchase shares of Common Stock under a right to purchase shares which will expire on the first trading day in April following its grant, or after such shorter offering period as may be established by the Committee from time to time. A total of 1,500,000 shares of Common Stock, subject to adjustment, were initially reserved for issuance under the 2003 Employee Stock Purchase Plan and, through March 31, 2006, 1,256,126 shares were issued. If the Purchase Plan is approved by the stockholders, a total of 3,500,000 shares of the Company’s Common Stock, subject to adjustment, will be reserved for issuance.
     Participation in the Purchase Plan is limited to employees of the Company and any subsidiary of the Company, except for employees who beneficially own 5% or more of the voting power of the

Company’s Common Stock. It is anticipated that approximately 10,300 employees of the Company and its subsidiaries will be eligible to participate. The discount will generally be 15% of the lower of the market price of the Common Stock at the date of purchase or the date of enrollment in the Purchase Plan, or such lower percentage as the Committee determines. If the market price of the stock is lower on a subsequent enrollment date than it was on the employee’s enrollment date, the employee’s purchase right is automatically replaced with a new purchase right at that lower market price.
     Shares purchased under the Purchase Plan may not be sold until after the first trading day on the NYSE (or other exchange or market specified by the Committee) that occurs 180 days after the purchase. However, the limitation on sale will not apply if the closing price of the Company’s Common Stock on the NYSE (or other exchange or market specified by the Committee) is less than the employee’s purchase price for five consecutive trading days after the purchase date for those shares.
     Payment for shares purchased under the purchase right can be made only through payroll withholding, up to a maximum of 15%, or such lesser percentage established by the Committee, of the employee’s regular salary payments and overtime pay as directed by the employee upon enrollment in the Purchase Plan. The Company shall then apply the funds withdrawn from the employee’s pay to purchase shares of Common Stock on each of four purchase dates per year. The purchase right granted pursuant to the Purchase Plan can in no event give the employee the right to purchase shares in a calendar year with a fair market value in excess of $25,000, determined as of the applicable enrollment date.
     Cash dividends on any shares of Common Stock credited to a participant’s account will be automatically reinvested in additional shares of the Company’s Common Stock or paid in cash, at the discretion of the Committee.
     The rights of employees participating in the Purchase Plan are not transferable by operation of law or otherwise, except that amounts accrued through payroll withholding that have not been applied to purchase stock are to be paid in cash to the legal representative of the employee’s estate upon the employee’s death. The Committee may amend or terminate the Purchase Plan or outstanding purchase rights at any time, without notice, including amendments to increase the purchase price or decrease the term of the purchase rights or any other changes necessary to preclude or reduce a charge to earnings under applicable accounting rules, provided that stockholder approval is required for any amendment which would (i) increase the number of shares reserved for purchase under the Purchase Plan or (ii) amend the requirements regarding the class of employees eligible to purchase stock under the Purchase Plan.
Summary of Tax Consequences of the Purchase Plan
     The following discussion of certain federal income tax consequences of the Purchase Plan is based on the Tax Code provisions in effect on the date of this Proxy Statement, current regulations thereunder and existing administrative rulings of the Internal Revenue Service. The discussion is limited to the tax consequences on United States citizens and the tax consequences may vary depending on the personal circumstances of individual employees.
     If the amendment to the Purchase Plan is approved by the stockholders at the meeting, the Purchase Plan will qualify under Section 423 of the Tax Code. As such, if no disposition of the shares of Common Stock purchased by an employee occurs within one year of the date of purchase and within two years of the applicable enrollment date, no federal income tax consequences will arise for the employee at the time of purchase. Instead, he or she will have taxable ordinary income at the time of the disposition of the shares to the extent of the lesser of (i) the difference between the purchase price and the market price of the Common Stock at the date of enrollment and (ii) the actual gain (the amount that the market value of the shares on the date of sale exceeds the participant’s purchase price). Any additional gain upon sale of the shares will be capital gain. There will be no tax consequences to the Company. If the shares are sold for less than the purchase price, there will be no ordinary income, and the participant will have a long-term capital loss of the difference between the sale price and the purchase price.
     If a participating employee sells or otherwise disposes (including by gift) of the shares of Common Stock prior to the time periods referenced above (a “disqualifying disposition”), the employee will have taxable ordinary income at the time of the disqualifying disposition to the extent that the fair market value of the stock on the date of purchase exceeds the participant’s purchase price. The amount will be taxable in the year of the disqualifying disposition regardless of whether the sale price (or in the case of a gift, the fair market value on the date of gift) exceeds the purchase price. If the disposition is a sale, any change in the value of the shares after the date of purchase will be a capital gain or loss. The Company will be allowed a tax deduction equal to the amount of ordinary income realized by the employee upon a disqualifying disposition.
Purchase Plan Benefits to Certain Individuals and Groups
     No determination can be made at this time as to the amount of stock that will be purchased, the number or identity of employees who will participate, or the time or times when stock will be purchased, as such amounts will be determined within the sole discretion of the employees who choose to participate in the Purchase Plan. However, the following table sets forth the number of shares of Common Stock purchased by the executive officers named in the Summary Compensation Table, all current executive officers as a group and all other employees as a group, and the dollar value of the benefit to them from participation under the 2003 Employee Stock Purchase Plan during the Company’s 2006 fiscal year. Non-employee directors and Mr. McCausland, Chairman and Chief Executive Officer, are not eligible to participate in the Purchase Plan.

Name and position of individual	Number of Shares	Dollar Value ($)(1)
Michael L. Molinini, Executive Vice President and Chief Operating Officer	1,293	9,932
Roger F. Millay, Senior Vice President and Chief Financial Officer	153	1,274
Ted R. Schulte, Division President-Gas Operations	402	3,336
Alfred B. Crichton, Senior Vice President	—	—
All current executive officers as a group	7,074	59,703
All other employees (including all current officers who are not executive officers) as a group (3,506 employees)	525,809	4,209,130

(1)	Represents the market value of the shares on the dates of purchase, less the purchase prices under the 2003 Employee Stock Purchase Plan.
Stock Price Information
     The closing price of the Company’s Common Stock on the NYSE on June 23, 2006 was $36.07.
PROPOSAL TO RATIFY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 4)
     The Audit Committee of the Board of Directors has appointed the firm of KPMG LLP as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending March 31, 2007. The Board of Directors has proposed that the stockholders ratify the appointment of KPMG LLP. This firm audited the Company’s financial statements for the fiscal year ended March 31, 2006. Representatives of KPMG LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Audit and Non-Audit Fees
     The following table shows the fees that the Company paid to the independent registered public accounting firm for services provided to the Company during the 2006 and 2005 fiscal years:

	2006	2005
Audit Fees	$1,150,000	$1,380,000
Audit-Related Fees	$117,000	$153,000
Tax Fees	$10,000	$4,000
All Other Fees	$—	$—
•	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s annual financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting and reviews of the financial statements included in the Company’s quarterly report on Forms 10-Q.

•	Audit-Related Fees consist of services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” The services for the fees disclosed under this category for the 2006 and 2005 fiscal years include approximately $40,000 for employee benefit plan audits. These fees for the 2006 fiscal year also include work performed related to the review of various technical accounting matters and work performed related to accounting for acquisitions. These fees for the 2005 fiscal year also include work performed related to accounting for acquisitions, responding to an SEC comment letter and review of various technical accounting matters.

•	Tax Fees consist of professional services rendered by the independent registered public accounting firm for tax compliance, tax return review and tax advice.
     The Audit Committee considered whether the services provided above are compatible with maintaining the independent registered public accounting firm’s independence.

Pre-Approval of Audit and Non-Audit Services
     Under the Audit Committee’s audit and non-audit services pre-approval policy, as adopted by the Audit Committee in 2003, the Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent registered public accounting firm. The policy utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.
     Prior to engagement of the independent registered public accounting firm for the next year’s audit, the Audit Committee is asked to pre-approve the engagement of the accounting firm, and the projected fees for audit services and audit-related services (assurance and related services that are reasonably related to the performance of the independent registered public accounting firm’s review of the financial statements). The fee amounts approved for the audit and audit-related services are updated to the extent necessary at the regularly scheduled meetings of the Audit Committee during the year.
     In addition, pursuant to its policy, the Audit Committee has pre-approved certain categories of non-audit services to be performed by the independent registered public accounting firm and an aggregate maximum amount of fees to be paid for such services. The Audit Committee receives updates from management and reviews these services at each of its quarterly meetings. Additional pre-approval is required for any of these services if the fees exceed the originally pre-approved aggregate amount annually. If the Company desires to engage the independent registered public accounting firm for other services that are not within the pre-approved categories, the Audit Committee must approve such specific engagement as well as the projected fees.
     In the 2006 fiscal year, there were no fees paid to KPMG LLP under a de minimis exception to the rules that waives pre-approval for certain non-audit services.
     The Board of Directors recommends that you vote FOR ratification of KPMG LLP as the Company’s independent registered public accounting firm.
STOCKHOLDER PROPOSALS FOR
NEXT ANNUAL MEETING
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement
     Under the rules of the Securities and Exchange Commission, if a stockholder wants to submit a proposal for inclusion in the Proxy Statement and presentation at the 2007 Annual Meeting, the proposal must be received by the Company, attention: Mr. Dean A. Bertolino, Secretary, at the principal offices of the Company, by March 2, 2007.
Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting
     For any proposal, including a nomination for election to the Board of Directors, that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2007 Annual Meeting, the Company’s By-Laws require, and the Securities and Exchange Commission rules permit, that the proposal be received at the Company’s principal executive offices not earlier than April 11, 2007 and not later than May 11, 2007. However, if the date of the Annual Meeting is more than 30 days before or more than 60 days after August 9, 2007, the notice must be received not earlier than 120 days before the Annual Meeting and not later than the later of 90 days before the Annual Meeting or the 10th day following public announcement of the date of the meeting. The By-Laws also provide that the notice must contain certain information regarding the proposal and the nomination.

APPENDIX A
DIRECTOR INDEPENDENCE STANDARDS
     No director of Airgas, Inc. (the “Company”) will be considered “independent” unless the board of directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). When making “independence” determinations, the Board broadly considers all relevant facts and circumstances, as well as any other rules, interpretations and considerations of the New York Stock Exchange (“NYSE”), or any rule or regulation of any other regulatory body or self-regulatory body applicable to the Company. The Board has established the following standards, based upon those set forth in the NYSE Listing Standards, to assist it in determining director independence. These standards shall be interpreted in accordance with interpretations of the NYSE Listing Standards.
     A director will not be independent if:
•	the director is a current partner or employee of the Company’s independent auditor;

•	an immediate family member of the director is a current partner of the Company’s independent auditor; or

•	an immediate family member of the director is a current employee of the Company’s independent auditor and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice.
     A director will not be independent if within the preceding three years:
•	the director was employed by the Company;

•	an immediate family member of the director was employed by the Company as an executive officer;

•	the director, or an immediate family member of the director, received more than $100,000 per year in direct compensation from the Company (other than director’s fees and pension or other forms of deferred compensation for prior service with the Company);

•	the director was (but is not currently) a partner with or employed by the Company’s independent auditor and worked on the Company’s audit within such three years;

•	an immediate family member of the director was (but is not currently) a partner with or employed by the Company’s independent auditor and worked on the Company’s audit within such three years; or

•	an executive officer of the Company was on the compensation committee of the board of directors of a company that employed either the director or an immediate family member of the director as an executive officer.
     None of the following relationships shall disqualify any director or nominee from being considered “independent” and such relationships shall be deemed to be immaterial relationships with the Company:
•	a director is a current employee, or a director’s immediate family member is a current executive officer, of another company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, did not exceed the greater of (a) $1,000,000 or (b) 2% of such other company’s consolidated gross revenues;

A-1

•	a director or a director’s immediate family member is an executive officer of another company in which the Company owns a common stock interest, and the amount of the common stock interest is less than 5% of the total shareholders’ equity of the company for which the director serves as an executive officer; or

•	a director or a director’s immediate family member serves as an officer, director or trustee of a tax exempt organization, and the Company’s contributions to the organization in any single fiscal year are less than the greater of (a) $1,000,000 or (b) 2% of that organization’s gross revenues.

A-2

APPENDIX B
AUDIT COMMITTEE CHARTER
Purpose
The purpose of the Audit Committee is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities with respect to (a) the financial statements and other financial information provided by Airgas, Inc. and its subsidiaries (the “Company”) to its shareholders, its potential shareholders and the investment community, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditors’ qualifications and independence and (d) the performance of the Company’s internal audit function and independent auditors.
Membership
The Audit Committee shall consist of at least three and no more than six directors, each of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company and shall satisfy the membership requirements of Section 10A of the Securities Exchange Act, the New York Stock Exchange listing standards and any other regulatory requirements. The members and the chair of the Audit Committee shall be appointed by the Board on the recommendation of the Governance and Compensation Committee.
Meetings
The Audit Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. As part of its job to foster open communications, the Audit Committee shall meet at least quarterly with management, the director of Internal Audit and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. The Audit Committee shall regularly update the Board regarding the Audit Committee’s activities. Minutes of all Audit Committee meetings shall be submitted to the Board, or the Audit Committee shall report to the Board at each Board meeting following a meeting of the Audit Committee.
Responsibilities
The Audit Committee’s function is one of oversight, recognizing that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that financial management, including the internal auditors, as well as the independent auditors, have more time, knowledge and detailed information on the Company than do Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not conducting any audits and is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the external auditors’ work. These are the responsibilities of management and the independent auditors.
Independent Auditors
•	The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing the audit report or related work. The Audit Committee shall have the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services to be provided by the independent auditors (including the scope and plan of the work to be done by the independent auditors) and (b) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act, and, in connection therewith, to approve all fees and other terms of engagement. The Audit Committee shall consult with management and the Internal Auditors but shall not delegate these responsibilities.

•	The Audit Committee shall annually review the performance (effectiveness, objectivity and independence) of the independent auditors, including the lead audit partner.

•	The Audit Committee shall request and receive on an annual basis a written statement from the independent auditors, as required by Independence Standards Board Standard No. 1, delineating all relationships between the independent auditors and the Company. Additionally, the Audit Committee shall discuss with the independent auditors any disclosed relationships or services that may affect the objectivity or independence of the independent auditors and satisfy itself as to the independent auditors’ independence.

•	At least annually, the Audit Committee shall obtain and review an annual report from the independent auditors describing (a) the independent auditors’ internal quality control procedures and (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

•	The Audit Committee shall confirm that the lead audit partner and the audit partner responsible for reviewing the audit has not performed audit services for the Company in each of the five previous fiscal years. The Audit Committee shall consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditors on a regular basis.

•	The Audit Committee shall review all reports required to be submitted by the independent auditors to the Audit Committee under Section 10A of the Securities Exchange Act.
Reporting and Reviews
With respect to annual financial statements:
•	The Audit Committee shall review and discuss with management, the Internal Auditors and the independent auditors the Company’s annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board, if appropriate, that the Company’s annual audited financial statements be included in the Company’s Annual Report on Form 10-K.

•	The Audit Committee shall discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

•	The Audit Committee shall prepare the report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement and any other reports of the Audit Committee required by applicable securities laws or stock exchange listing requirements or rules.

With respect to quarterly financial statements:
•	The Audit Committee shall review and discuss with management, the Internal Auditors and the independent auditors the Company’s quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board, if appropriate, that the Company’s quarterly financial statements be included in the Company’s Quarterly Report on Form 10-Q.
Annual reviews:
•	The Audit Committee shall discuss with management and the independent auditors major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and review and discuss analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on financial statements.
Periodic reviews:
•	The Audit Committee shall periodically review separately with each of management, the independent auditors and the Internal Auditors (a) any significant disagreement between management and the independent auditors or the Internal Auditors in connection with the preparation of the financial statements, (b) any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and (c) management’s response to each.

•	The Audit Committee shall periodically discuss with the independent auditors, without management being present, (a) their judgments about the quality and appropriateness of the Company’s accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company’s financial statements.

•	The Audit Committee shall consider significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent auditors, management or the Internal Auditors. The Audit Committee shall also review with the independent auditors, management and the Internal Auditors, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Audit Committee, have been implemented.

•	The Audit Committee shall review and discuss with management, the Internal Auditors, the independent auditors and the Company’s in-house and independent counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including applicable changes in accounting standards or rules.
Discussions with Management
•	The Audit Committee shall review and discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be done generally (i.e., discussion of the types of information to be disclosed and the types of presentations to be made).

•	The Audit Committee shall review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

•	The Audit Committee shall review and discuss with management the Company’s major risk exposures and the steps management has taken to monitor, control and manage such exposures, including the Company’s risk assessment and risk management guidelines and policies.
Internal Audit Function and Internal Controls
•	The Audit Committee shall review, based upon the recommendation of the independent auditors and the director of Internal Audit, the scope and plan of the work to be done by the Internal Auditors and discuss the responsibilities, budget and staffing needs of the Internal Auditors.

•	The Audit Committee shall review and approve the appointment and replacement of the director of Internal Audit.

•	The Audit Committee shall review on an annual basis the performance of the Internal Auditors.

•	In consultation with the independent auditors and the Internal Auditors, the Audit Committee shall review the adequacy of the Company’s internal control structure and procedures designed to insure compliance with laws and regulations, and any special audit steps adopted in response to any material control deficiencies.

•	The Audit Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding the questionable accounting or auditing matters.

•	The Audit Committee shall review (a) the internal control report prepared by management, including management’s assessment of the effectiveness of the Company’s internal control structure and procedures for financial reporting and (b) the independent auditors’ attestation, and report, on the assessment made by management.
Other
•	The Audit Committee shall review and approve all related-party transactions.

•	The Audit Committee shall review and approve (a) any change or waiver in the Company’s code of ethics for the chief executive officer and senior financial officers and (b) any disclosure made on Form 8-K regarding such change or waiver.

•	The Audit Committee shall establish a policy addressing the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account.

•	The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any changes deemed appropriate by the Audit Committee.

•	The Audit Committee shall review its own performance annually.

•	The Audit Committee shall take such other action, within the scope of the foregoing, the Company’s by-laws and governing law, as the Audit Committee or the Board shall deem appropriate.
Resources
     The Audit Committee shall have the authority to retain independent legal accounting and other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall have full access to all books, records and facilities of the Company.
     The Audit Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Audit Committee.

APPENDIX C
AIRGAS, INC.
2006 EQUITY INCENTIVE PLAN
Section 1. Purpose of the Plan; Effective Date.
     1.1 Purpose. This 2006 Equity Incentive Plan (the “Plan”) is intended to promote the interests of Airgas, Inc., a Delaware corporation (the “Company”), by: (a) enabling the Company and its subsidiaries to recruit and retain highly qualified employees, directors and consultants; (b) providing those employees, directors and consultants with an incentive for increasing stockholders’ value; and (c) providing those employees, directors and consultants with an opportunity to share in the growth and value of the Company. If approved by the Company’s stockholders, the Plan shall succeed the Company’s 1997 Stock Option Plan (the “1997 Plan”) and the Company’s 1997 Directors’ Stock Option Plan (the “Directors’ Plan,” and together with the 1997 Plan, the “Prior Plans”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plans.
     1.2 Effective Date. The Plan was approved by the Board on June 21, 2006 and will become effective, subject to its approval by the stockholders of the Company, on August 31, 2006 (the “Plan Effective Date”).
Section 2. Definitions. For the purposes of the Plan, the following definitions shall be in effect.
     2.1 Affiliate: any person or entity that directly or indirectly is controlled by, controls or is under common control with another person or entity.
     2.2 Award: a grant of Options, SARs, Restricted Shares or Restricted Share Units pursuant to the provisions of the Plan.
     2.3 Award Document: with respect to any particular Award, the written document that sets forth the terms of that Award.
     2.4 Board: the Company’s Board of Directors.
     2.5 Change in Control: a change in ownership or control of the Company effected through any of the following transactions:
          2.5.1 the direct or indirect acquisition by (a) any “person” (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) (other than Peter McCausland and any or all of his Affiliates, the Company or any majority-owned subsidiary or any employee benefit plan sponsored by the Company or any trust or investment manager for the account of such a plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 20% of the total combined voting power of the Company’s then outstanding securities or (b) Peter McCausland, together with all of his Affiliates (other than the Company or any majority-owned subsidiary or any employee benefit plan sponsored by the Company or any trust or investment manager for the account of such a plan), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 30% of the total combined voting power of the Company’s then outstanding securities;
          2.5.2 a change in the composition of the Board over a period of 24 months or less such that a majority of the Board members ceases, by reason of one or more actual or threatened contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period, or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board;
          2.5.3 the consummation of any consolidation, share exchange or merger of the Company (a) in which the stockholders of the Company immediately prior to such transaction do not own at least a majority of the voting power of the entity which survives/results from that transaction or, if applicable, of the ultimate parent of such entity, in substantially the same proportion as the voting power of such stockholders immediately prior to such transaction, (b) in which a stockholder of the Company who does not own a majority of the voting stock of the Company immediately prior to such transaction, owns a majority of the Company’s voting stock immediately after such transaction, (c) following which the Company is not the surviving entity or (d) following which the Company is the surviving entity but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise;
          2.5.4 the approval of the stockholders of the Company of the liquidation or dissolution of the Company; or
          2.5.5 any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, including stock held in Subsidiary corporations or interests held in Subsidiary ventures.
     2.6 Code: the Internal Revenue Code of 1986, as amended.
     2.7 Committee: the committee appointed by the Board to administer and interpret the Plan in accordance with Section 3.1.
     2.8 Common Stock: shares of the Company’s common stock.
     2.9 Employee: an individual who performs services while in the employ of the Company or any of its Subsidiaries, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.
     2.10 Exchange Act: the Securities Exchange Act of 1934, as amended.

     2.11 Exercise Date: the date on which all conditions for exercise, including without limitation the giving of written notice to the Company and payment of the exercise price, have been satisfied.
     2.12 Fair Market Value: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:
          2.12.1 NYSE. If, at the time of the grant of an Award or other event in question, the Common Stock is traded on the New York Stock Exchange (the “NYSE”), the Fair Market Value shall be at least 100% of the closing selling price per share of the Common Stock on the date the Award is granted (or other event in question occurs), as such price is reported on the NYSE or any successor system. If an Award is granted (or other event in question occurs) on a date for which there is no reported closing selling price for the Common Stock, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
          2.12.2 Other National Securities Exchange or Market. If, at the time of the grant of an Award or other event in question, the Common Stock is listed or admitted to trading on any national securities exchange or over-the-counter market in lieu of the NYSE, then the Fair Market Value shall be at least 100% of the closing selling price or transaction price per share of the Common Stock on the date the Award is granted (or other event in question occurs), as such price is officially reported or quoted on the exchange or market determined by the Committee to be the primary market for the Common Stock. If an Award is granted (or other event in question occurs) on a date for which there is no reported sale of Common Stock on such exchange or market, then the Fair Market Value shall be the closing selling price or the last closing transaction price on the exchange or market on the last preceding date for which such quotation exists.
          2.12.3 Not Publicly Traded. If, at the time of the grant of an Award or other event in question, the Common Stock is neither listed nor admitted to trading on any national securities exchange or market, then the Fair Market Value of the Common Stock on such date shall be determined by the Committee in its sole and absolute discretion.
     2.13 Incentive Stock Option: an Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
     2.14 Misconduct: (a) the commission of any act of fraud, embezzlement or dishonesty by the Participant, (b) any unauthorized use or disclosure by such individual of confidential information or trade secrets of the Company or of any Subsidiary, (c) any failure to perform any specific lawful direction of the Company’s Board or officers of the Company, (d) any refusal or neglect to perform such individual’s duties in connection with his or her employment, (e) any conviction of, or entering of a plea of nolo contendere to, a crime that constitutes a felony, or (f) any other misconduct by such individual adversely affecting the business or affairs of the Company, each as determined by the Committee in its sole and absolute discretion; provided, however that if a Participant and the Company or any of its Subsidiaries have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “misconduct,” “cause” or another similar term, then with respect to that

Participant, “Misconduct” shall have the meaning ascribed to such term in that agreement. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company or any Subsidiary may consider as grounds for the dismissal or discharge of any Participant or other individual in the Service of the Company.
     2.15 Non-Employee Director: a member of the Board who is not an Employee.
     2.16 Non-Qualified Option: an Option that is not an Incentive Stock Option.
     2.17 Option: an option to purchase shares of Common Stock (including Restricted Shares, if the Committee so determines) granted pursuant to Section 6 of the Plan.
     2.18 Optionee: a person to whom an Option is granted under the Plan.
     2.19 Participant: a person who is issued an Award under the Plan.
     2.20 Permanent Disability: a permanent and total disability as defined in Section 22(e)(3) of the Code.
     2.21 Qualifying Performance Criteria: the performance criteria set forth in Section 10.3.2.
     2.22 Restricted Shares: shares that are granted under and subject to restrictions pursuant to Section 8 of the Plan.
     2.23 Restricted Share Unit: a right granted under and subject to restrictions pursuant to Section 9 of the Plan.
     2.24 Retirement: the termination of an Employee’s Service by such Employee (and not related to any Misconduct) where on the termination date, the Employee is at least age 65 or the sum of the Employee’s age and years of employment with the Company or a Subsidiary measured from the Employee’s date of hire is at least 75.
     2.25 SAR: a stock appreciation right granted under and described in Section 7 of the Plan.
     2.26 Service: the performance of services on a periodic basis for the Company (or any Subsidiary) in the capacity of an Employee, a Non-Employee Director or an independent consultant, except to the extent otherwise specifically provided in the applicable Award Document.
     2.27 Subsidiary: each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided that each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.28 Ten Percent Stockholder: a stockholder owning 10% or more of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code.
Section 3. Administration of the Plan.
     3.1 The Committee. The Board shall appoint a Committee to administer and interpret the Plan. The Committee shall consist of two or more Board members, each of whom is “independent” as defined in the rules of the NYSE, is an “outside director” as defined under Code Section 162(m) and related Treasury Regulations and may be a “non-employee director” as defined under Rule 16b-3 of the Exchange Act; provided that the fact that a Committee member shall fail to meet any of such requirements shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. Members of the Committee shall serve for such period as the Board may decide. The Committee shall have full power and authority (subject to the express provisions of the Plan) to:
          3.1.1 determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to an Award; and (E) the number of shares of Common Stock with respect to which an Award shall be granted to each such person.
          3.1.2 construe and interpret the Plan and Awards granted under it, and establish, amend and revoke rules and regulations for its administration.
          3.1.3 settle all controversies regarding the Plan and Awards granted under it.
          3.1.4 approve forms of Award Documents for use under the Plan and amend the terms of any one or more Awards or stock awards granted under the Prior Plans to provide terms more favorable than previously provided in the Award Document or award agreement, subject to any specified limits in the Plan that are not subject to the discretion of the Committee.
          3.1.5 exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
          3.1.6 adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Non-Employee Directors or Consultants who are foreign nationals or employed outside the United States.
     No member of the Board, or delegate thereof, will be liable for any good faith determination or act in connection with the Plan or any Award.
     3.2 Delegation of Authority. The Board or the Committee may appoint one or more officers of the Company, Board members, or a committee of officers and/or Board members to act individually or jointly, as set forth in the delegating resolution. To the extent permitted in accordance with Section 157 of the Delaware General Corporation Law and within the limits established by the Board or the Committee, as applicable, at the time of the delegation, each such person shall have the authority to grant Awards to Participants who are not subject, as a result of their relationship to the Company or ownership of the Company’s securities, to Section 16 of the Exchange Act or Section 162(m) of the Code, and solely with respect to any Awards so granted, references in the Plan to the Committee will be deemed to also refer to such persons to whom authority has been granted.
Section 4. Eligibility.
     4.1 Eligible Persons. Subject to the terms of the Plan, the persons eligible to participate in the Plan shall be limited to the following:
          4.1.1 officers and other Employees of the Company (or any Subsidiary);
          4.1.2 Non-Employee Directors and the non-employee members of the board of directors of any Subsidiary; and
          4.1.3 consultants who provide Services to the Company (or any Subsidiary), provided that any such consultant must be eligible to be offered securities of the Company pursuant to Securities and Exchange Commission (“SEC”) Form S-8.
     4.2 International Participants. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of law in other countries in which the Company or any of its Subsidiaries operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which eligible Participants employed by the Company or any of its Subsidiaries outside the United States should participate in the Plan, (ii) modify the terms and conditions of any Awards made to such eligible Participants, and (iii) establish subplans, modified Option exercise procedures and other Award terms, conditions and procedures to the extent such actions may be necessary or advisable to comply with provisions of the laws and regulations of countries outside the United States in order to assure the lawfulness, validity and effectiveness of Awards granted under the Plan.
Section 5. Stock Subject to the Plan.
     5.1 Number of Shares Available for Grant. The maximum number of shares of Common Stock that may be subject to Options, SARs, Restricted Shares and Restricted Share Units under the Plan shall not exceed the aggregate of (a) 3,200,000 shares, (b) the shares remaining for issuance under the Prior Plans as of the date of stockholder approval of the Plan, and (c) the shares subject to options outstanding as of the Plan Effective Date under the Company’s Prior Plans that terminate, expire or are canceled without having been exercised on or after the Plan Effective Date, subject to adjustment from time to time in accordance with the provisions of Section 5.4. All outstanding options granted under the Prior Plans shall remain subject to the terms of those plans. All Awards granted subsequent to the Plan Effective Date shall be subject to the terms of this Plan. In addition, Awards may be issued in connection with a merger or acquisition permitted by NYSE Company Manual Section 303A.08, and such issuance shall not reduce the number of shares available for issuance under the Plan.
     5.2 Annual Per-Participant Limit. The aggregate number of shares of Common Stock subject to Options or SARs granted under the Plan in any fiscal year of the Company to any one Participant in the Plan shall not exceed 1,000,000 shares. The aggregate number of shares of Common Stock subject to Restricted Share or Restricted Share Unit Awards granted under the Plan during any fiscal year of the Company to any one Participant shall not exceed 500,000. Notwithstanding the foregoing limitations, no Non-Employee Director may receive Awards in any given fiscal year of the Company with respect to more than 100,000 shares. Notwithstanding anything to the contrary in the Plan, the foregoing limitations shall be subject to adjustment under Section 5.4.
     5.3 Forfeited Awards and Other Shares Again Available for Grant. If and to the extent that an Option, SAR or Restricted Share Unit expires, terminates or is canceled, surrendered or forfeited for any reason without having been exercised or settled in full, the shares of Common Stock associated with that Option, SAR or Restricted Share Unit will again become available for grant under the Plan. Similarly, if and to the extent any Restricted Share is canceled, forfeited or repurchased for any reason, that share will again be available for grant under the Plan. The number of shares that will be considered issued under the Plan shall equal the number of shares issued upon exercise or settlement of an Award and shall not include the number of shares returned or delivered to the Company for any reason, including the cancellation, expiration, forfeiture, surrender or repurchase of an Award.
     5.4 Adjustments upon Changes in Common Stock; Change in Control.
          5.4.1 Adjustments. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, then appropriate adjustments shall be made to (a) the maximum number and/or class of securities issuable under the Plan, (b) the maximum amount and/or class of securities for which any one individual participating in the Plan may be granted Options, separately exercisable SARs, Restricted Shares and Restricted Share Units for any given year under the Plan, (c) the number and/or class of securities and price per share in effect under each Option and SAR outstanding under the Plan (provided that this adjustment also may be made, in the discretion of the Committee, in the event of an extraordinary cash dividend in respect of the Common Stock), and (d) the number of Restricted Share Units outstanding under the Plan and/or the class of securities referenced for determining payment in respect thereof. Such adjustments to outstanding Awards are to be effected in a manner intended to avoid the enlargement or dilution of rights and benefits under such Awards. The adjustments determined by the Committee shall be final, binding and conclusive.
          5.4.2 Change in Control. The following provisions shall apply to Awards in the event of a Change in Control unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company and the holder of the Award or unless otherwise expressly provided by the Board or the Committee, as applicable, at the time of grant of an Award.
               (a) Merger or Similar Transaction — Awards May Be Assumed. Except as otherwise stated in the Award Document, in the event of a Change in Control as set forth in Section 2.5.3 of the Plan, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute comparable stock awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor or acquirer of the Company (or the successor’s parent company, if any), in connection with such Change in Control. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a comparable stock award for only a portion of an Award. The terms of any assumption, continuation or substitution shall be set by the Committee in accordance with the provisions of Section 3.
               (b) Merger or Similar Transaction — Awards Held by Participants. Except as otherwise stated in the Award Document, in the event of a Change in Control as set forth in Section 2.5.3 of the Plan, in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute comparable stock awards for such outstanding Awards, then with respect to Awards held by Participants that have not been assumed, continued or substituted, the vesting of such Awards (and, if applicable, the time at which such Awards may be exercised) shall (contingent upon the effectiveness of the Change in Control) be accelerated in full to a date prior to the effective time of such Change in Control as the Committee shall determine (or, if the Committee shall not determine such a date, to the date that is five (5) days prior to the effective time of the Change in Control), and such Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Change in Control, and any reacquisition or repurchase rights held by the Company with respect to such Awards shall lapse (contingent upon the effectiveness of the Change in Control).
               (c) Merger or Similar Transaction — Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event that pursuant to Section 5.4.2(b) an Award will terminate if not assumed, continued or substituted by the surviving or acquiring corporation or exercised prior to the effective time of a Change in Control in accordance with Section 2.5.3 of the Plan, the Board or the Committee may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Committee, equal in value to the excess, if any, of (A) the value of the property the holder of the Award would have received upon the exercise or payment of the Award, over (B) any exercise price payable by such holder in connection with such exercise.
               (d) Acquisition of Securities, Change in Board, Sale of Assets or Liquidation. Except as otherwise stated in the Award Document, in the event of a Change in Control as set forth in Sections 2.5.1, 2.5.2, 2.5.4 or 2.5.5 of the Plan, then with respect to

Awards held by Participants, the vesting of such Awards (and, if applicable, the time at which such Awards may be exercised) shall (contingent upon the effectiveness of the Change in Control) be accelerated in full to a date prior to the effective time of such Change in Control as the Committee shall determine (or, if the Committee shall not determine such a date, to the date that is five (5) days prior to the effective time of the Change in Control).
Section 6. Stock Options; In General.
     6.1 Option Grant and Award Document. Subject to the terms of the Plan, the Committee and, subject further to the delegating resolution, the persons who are delegated authority under Section 3.2, are authorized to grant Incentive Stock Options and Non-Qualified Options (including Options to purchase Restricted Shares) to eligible individuals. Each granted Option shall be evidenced by an Award Document in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan.
          6.1.1 No ISOs for Non-Employees. Individuals who are not Employees may only be granted Non-Qualified Options.
          6.1.2 $100,000 ISO Limit. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Incentive Stock Options granted to any Employee under the Plan (or any other option plan of the Company or any parent or Subsidiary) may for the first time become exercisable during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted. Notwithstanding the foregoing, should the number of shares of Common Stock for which any Incentive Stock Option first becomes exercisable in any calendar year exceed the applicable $100,000 limitation, then that Option may nevertheless be exercised in that calendar year (or thereafter in accordance with its terms) for the excess number of shares as a Non-Qualified Option.
     6.2 Exercise Price. The exercise price per share of each Option granted under the Plan shall be fixed by the Committee, in accordance with the following provisions: The exercise price per share of Common Stock subject to an Option shall in no event be less than 100% of the Fair Market Value of such Common Stock on the grant date; provided that, if the individual to whom an Incentive Stock Option is granted is a Ten Percent Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the grant date. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than 100% of the Fair Market Value of the Common Stock if such Option is granted pursuant to an assumption or substitution of another option in a manner consistent with the provisions of Section 409A of the Code and, to the extent such Option is an Incentive Stock Option, the provisions of Section 424(a) of the Code.
     6.3 Exercisability and Term of Options. Each Option granted under the Plan shall be exercisable at such time or times and during such period as is determined by the Committee and set forth in the Award Document evidencing the grant. No such Option, however, shall have a maximum term in excess of ten years measured from the grant date (five years if the option is an Incentive Stock Option granted to a Ten Percent Stockholder).
     6.4 Exercise and Payment of the Exercise Price. An Option shall be deemed to be exercised when the person entitled to exercise the Option gives notice of exercise to the Company in accordance with the Option’s terms and the Company receives payment in full for the Shares as to which the Option is exercised in one or more of the forms specified below as permitted by the Committee or other provision for such payment is made in accordance with determinations made by the Committee:
          6.4.1 by cash or check made payable to the Company;
          6.4.2 in shares of Common Stock held by the Optionee, provided that, if such stock was acquired directly from the Company, it has been held for at least six months prior to such tender;
          6.4.3 pursuant to a broker assisted cashless exercise;
          6.4.4 by an arrangement substantially comparable to the preceding provisions; or
          6.4.5 by such other forms of legal consideration as determined by the Committee.
     6.5 Transfer of an Option.
          6.5.1 In General; No Transfers. During the lifetime of the Optionee, the Option, together with any related SAR, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, except: (a) for a transfer of the Option by will or by the laws of descent and distribution following the Optionee’s death; or (b) with respect to Non-Qualified Options, transfers during the Optionee’s lifetime (i) pursuant to a domestic relations order (as defined under the Code or Treasury Regulations), (ii) to immediate family members, (iii) to a trust for the benefit of such person or persons, (iv) to a partnership in which such persons are the only partners and/or (v) to other persons or entities according to such terms as the Committee may determine, provided that, in any such instance set forth above, the transfer is not a “transfer for value,” as described in the instructions to SEC Form S-8. A transferee of an Option shall be required to furnish proof satisfactory to the Committee that the transfer meets one of the criteria set forth in the preceding sentence.
          6.5.2 Transferred Options Still Subject to the Plan. Any Option transferred in accordance with the provisions of Section 6.5.1 above shall continue to be subject to the same terms and conditions of the Plan as were applicable to the Option immediately before the transfer.
     6.6 No Stockholder Rights. An Optionee shall have no stockholder rights with respect to any shares covered by the Option until such individual shall have exercised the Option and paid the exercise price for the purchased shares.

     6.7 Exercise and Forfeiture Following Termination of Service.
          6.7.1 In General. Except as otherwise provided in Sections 6.7.2 or 6.7.3 below (as such Sections may be affected by the Committee pursuant to Section 6.7.5), upon a Participant’s death or termination of Service, all Options and SARs held by the Participant that are not exercisable immediately prior to the death or termination of Service shall terminate immediately.
          6.7.2 Exercise Period Following Termination. In the event of the death or termination of Service of a Participant who is not a Non-Employee Director, the following provisions shall govern the exercise period applicable to the portion of Options and SARs held by the Participant that is exercisable immediately prior to the Participant’s death or termination of Service:
               (a) Other than Death, Permanent Disability, Retirement or Misconduct. If the Participant terminates Service for any reason other than death, Permanent Disability, Misconduct or Retirement while holding one or more exercisable Options or SARs, then each outstanding Option and SAR held by such Participant shall remain exercisable during the three-month period following the date of such termination of Service, or until the expiration of the Option, whichever period is shorter.
               (b) Disability. If the Participant terminates Service by reason of his or her Permanent Disability while holding one or more exercisable Options or SARs, then each outstanding Option and SAR held by the Participant shall remain exercisable during the 12-month period following the date of such termination of Service, or until the expiration of the Option, whichever period is shorter.
               (c) Death. If the Participant dies while holding one or more exercisable Options or SARs, then each such Option and SAR shall remain exercisable until the expiration of the Option. During such period, the Options and SARs may be exercised by the personal representative of the Participant’s estate or by the person or persons to whom the Options and SARs are transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.
               (d) Misconduct. Upon termination of the Participant’s Service for Misconduct, all outstanding Options and SARs held by the Participant shall terminate immediately and cease to be outstanding.
               (e) Retirement. If the Participant terminates Service due to Retirement, then each portion of an outstanding Option or SAR Award held by such Participant (i) that is exercisable immediately prior to the date of such termination shall remain exercisable until the expiration of the Option or SAR and (ii) that is not 100% exercisable as of the date of such termination, but would become exercisable on the next anniversary of the date of grant of such Option or SAR, shall become exercisable as of such anniversary date and shall remain exercisable until the expiration of the Option or SAR.

               (f) Employment Agreements. Notwithstanding any other provision of this Section 6.7, with respect to the particular Participant, if there is any conflict between this Section 6.7 and any employment agreement or change of control agreement between the Participant and the Company, such agreement will control.
          6.7.3 Exercise Period Following Termination for Non-Employee Directors. In the event of the death or termination of Service of a Non-Employee Director, the following provisions shall govern the exercise period applicable to the portion of Options and SARs held by the Non-Employee Director that is exercisable immediately prior to the Non-Employee Director’s death or termination of Service:
               (a) Other than Death or Misconduct. Upon cessation of Service as a Non-Employee Director (for reasons other than death or Misconduct), only those Options and SARs exercisable at the date of cessation of service shall be exercisable by the Non-Employee Director. Such Options and SARs shall be exercisable as if such person had remained a Non-Employee Director until the expiration of the Option or SAR.
               (b) Death. Upon the death of a Non-Employee Director, Options and SARs shall be exercisable to the extent then exercisable, for a period of one year from the date of the termination of the Non-Employee Director’s Service due to death, or until the expiration of the Option or SAR, whichever period is shorter.
               (c) Misconduct. Upon termination of the Non-Employee Director’s Service for Misconduct, all outstanding Options and SARs held by the Non-Employee Director shall terminate immediately and cease to be outstanding.
          6.7.4 No Exercise After Expiration of Term. Notwithstanding the foregoing or any other provision of this Plan, under no circumstances shall any Option or SAR be exercisable after the specified expiration date of the Option or SAR.
          6.7.5 Committee Discretion. The Committee shall have complete discretion, exercisable either at the time the Option or SAR is granted or at any time while the Option or SAR remains outstanding:
               (a) to extend the period of time for which the Option or SAR is to remain exercisable following the Participant’s death or cessation of Service other than for Misconduct from the limited period in effect under Sections 6.7.2 or 6.7.3 to such greater period of time as the Committee shall deem appropriate; provided that in no event shall such Option or SAR be exercisable after the specified expiration date of the Option or SAR term and no such extension of such period of time may cause the Option or SAR to be subject to tax penalties under Section 409A of the Code; and/or
               (b) to permit one or more Options or SARs held by the Participant to be exercised, during the limited post-Service exercise period applicable under this Section 6.7, or the extended period under Section 6.7.5, not only with respect to the number of vested shares of Common Stock for which each such Option or SAR is exercisable at the time of the Participant’s cessation of Service but also with respect to any other shares subject to that Option or SAR.

Section 7. Stock Appreciation Rights.
     7.1 In General. Subject to the terms of the Plan, the Committee and, subject further to the delegating resolution, the persons authorized under Section 3.2, are authorized to grant SARs to eligible Participants. Each granted SAR shall be evidenced by an Award Document in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan. The grant of an SAR provides the holder the right to receive the appreciation in value of shares of Common Stock between the date of grant and the date of exercise. SARs may be granted alone (“Stand-Alone SARs”) or in conjunction with all or part of any Option (“Tandem SARs”). In the case of a Non-Qualified Option, a Tandem SAR may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, a Tandem SAR may be granted only at the time of the grant of such Option.
     7.2 Exercise. An SAR may be exercised by a Participant by giving notice of intent to exercise to the Company to the extent that the SAR is then, by its terms, exercisable. Upon the exercise of a Stand-Alone SAR, a Participant will be entitled to receive, in either cash and/or shares of Common Stock, as specified in the Award Document or determined by the Committee, an amount equal to the excess, if any, of (a) the Fair Market Value, as of the date the SAR (or portion thereof) is exercised, of the shares covered by the SAR (or portion thereof) over (b) the Fair Market Value of the shares covered by the SAR (or a portion thereof) as of the date the SAR was granted.
     7.3 Other Terms.
          7.3.1 Term of SAR. Unless otherwise provided in the applicable Award Document at the time of grant, the term of an SAR will be ten years, and in any event shall not exceed ten years.
          7.3.2 Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Committee at the time of grant.
          7.3.3 Termination of Service. Unless otherwise provided by the Committee at the time of grant, SARs will be subject to the terms of Section 6.7 with respect to exercise following termination of Service.
Section 8. Restricted Shares.
     8.1 In General. Subject to the other terms of the Plan, the Committee and, subject further to the delegating resolution, the persons authorized under Section 3.2 may grant Restricted Shares to eligible individuals and may impose conditions, including continued employment or performance conditions, on such shares as it deems appropriate. Each issued Restricted Share shall be evidenced by an Award Document in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan. The terms and conditions applicable to a Restricted Share issuance, including the vesting periods and conditions, the form of consideration payable, if any, and the Company’s right to repurchase unvested Restricted Shares upon a Participant’s termination of employment shall be determined by the Committee; provided, however, that (a) in no event shall the grant, issuance, retention, vesting and/or settlement of Restricted Shares that are based on the achievement of “Qualifying Performance Criteria,” as defined in Section 10.3.2, and intended to satisfy the requirements of Section 162(m) of the Code, be subject to a performance period of less than one year and (b) no condition that is based upon continued employment or the passage of time shall provide for vesting or settlement in full of an Award of Restricted Shares over a period of less than three years from the date the Award is made, other than as determined by the Committee in its sole discretion upon a Change in Control or upon the Participant’s death, Permanent Disability or Retirement.
     8.2 Stockholder Rights. Except as otherwise set forth in Section 8.2.2 below, elsewhere in the Plan or determined by the Committee in its sole discretion, the Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her as Restricted Shares under the Plan, whether or not his or her interest in those shares is vested.
          8.2.1 Voting; Change in Shares. The Participant shall have the right to vote with respect to any shares of Common Stock issued to him or her as Restricted Shares under the Plan. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration or by reason of any Change in Control, shall be issued subject to (a) the same vesting requirements applicable to his or her unvested shares and (b) such escrow arrangements as the Committee shall deem appropriate.
          8.2.2 Cash and Stock Dividends. Cash dividends and stock dividends with respect to a Participant’s Restricted Shares shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The dividends so withheld and attributable to any particular Restricted Share (and interest thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a fair market value equal to the amount of such dividends and interest, if applicable, upon the release of restrictions on such Restricted Share and, if such Restricted Share is forfeited, the Participant shall have no right to such cash dividends, stock dividends or interest.
     8.3 Unvested Shares May be Escrowed. Unvested Restricted Shares, including any unvested Restricted Shares purchased pursuant to the exercise of an Option, may, in the Committee’s discretion, be held in escrow by the Company until the Participant’s interest in such Restricted Shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares.
     8.4 Transferability of Shares. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under this Section 8. For purposes of this restriction, the term “transfer” shall include (without limitation) any sale, pledge, assignment, encumbrance, gift or other disposition of such shares, whether voluntary or involuntary. However, the Participant shall have the right to make a gift of unvested shares issued to him or her under this Section 8 to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the transferee of such shares delivers to the Company a written agreement to be bound by all the provisions of the Plan, including without limitation this Section 8, and the Award Document applicable to the gifted shares.
Section 9. Restricted Share Units. Subject to the other terms of the Plan, the Committee and, subject further to the delegating resolution, the persons authorized under Section 3.2, may grant Restricted Share Units to eligible individuals and may impose conditions, including continued employment or performance conditions, on such units as it may deem appropriate. Each granted Restricted Share Unit shall be evidenced by an Award Document in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan. Each granted Restricted Share Unit shall entitle the Participant to whom it is granted to a distribution from the Company in an amount equal to the Fair Market Value (at the time of the distribution) of one share of Common Stock. Distributions may be made in cash and/or shares of Common Stock. All other terms governing Restricted Share Units, such as number of units granted, vesting, performance criteria, if any, time and form of payment and termination of units shall be set forth in the Award Document; provided, however, that (a) in no event shall the grant, issuance, retention, vesting and/or settlement of Restricted Share Units that is based on the achievement of Qualifying Performance Criteria, and intended to satisfy the requirements of Section 162(m) of the Code, be subject to a performance period of less than one year and (b) no condition that is based upon continued employment or the passage of time shall provide for vesting or settlement in full of an Award of Restricted Share Units over a period of less than three years from the date the Award is made, other than as determined by the Committee in its sole discretion upon a Change in Control or upon the Participant’s death, Permanent Disability or Retirement.
Section 10. Miscellaneous Provisions.
     10.1 Amendment and Termination of the Plan and Awards. Except as provided herein, the Board has complete and exclusive power and authority to amend, modify or terminate the Plan (or any component thereof) in any or all respects whatsoever at any time, provided, however, that stockholder approval shall be required for any amendment that (a) increases the total number of shares reserved for the purposes of the Plan and the maximum number of shares for which any one individual may be granted Awards for any given year under the Plan, except for permitted adjustments under Section 5.4 of the Plan, (b) expands the persons or class of persons eligible to receive Awards, or (c) materially increases the benefits accruing to Participants under the Plan, but only to the extent required by law or under the listing requirements of the NYSE or other exchange or market on which the Common Stock is at the time listed or admitted to trading.
     No such amendment, modification or termination shall adversely affect the rights or obligations with respect to Awards then outstanding under the Plan, unless the Participant consents to such amendment, modification or termination except to the extent that the Committee reasonably determines that such amendment, modification or termination is necessary or appropriate to comply with applicable law or the rules or regulations of any securities exchange or market on which the Common Stock is listed or admitted to trading. Notwithstanding the foregoing, an amendment to the Plan shall be subject to stockholder approval to the extent required by law or under the listing requirements of the NYSE or other market or exchange on which the Common Stock is at the time listed or admitted to trading.
     10.2 Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Notwithstanding anything contained in the Plan to the contrary, the obligations of the Company under the Plan will be conditioned on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
10.3 Qualifying Performance-Based Compensation.
          10.3.1 General. The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of shares of Common Stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Committee may specify a percentage of an Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified in writing at the time the Award is granted not later than ninety (90) days (or such shorter time as may be required by Section 162(m) of the Code) after the commencement of the period of service to which the performance goals relate, provided that the outcome is substantially uncertain at that time. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of shares of Common Stock issued under or the amount paid under an Award may, to the extent specified in the Award Document, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.
          10.3.2 Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) after tax cash flow; (ii) earnings per-share; (iii) earnings before interest; taxes, depreciation and amortization (“EBITDA”); (iv) free cash flow; (v) return on capital; (vi) return on equity; (vii) return on average capital employed; (viii) sales; (iv) operating expenses as a percentage of sales; (x) gross profit; (xi) days’ purchases outstanding; (xii) days’ sales outstanding; (xiii) operating income; (xiv) growth in stockholder value relative to a peer group index; (xv) working capital; and (xvi) economic value added. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period, provided that the decision to make any such adjustment must occur at the time the applicable Award is granted: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.
          10.3.3 Section 162(m) Stockholder Re-Approval. If so determined by the Committee, the provisions of the Plan regarding performance-based compensation intended to be exempt from the application of Section 162(m) of the Code described in this Section 10.3.3 and elsewhere in the Plan shall be disclosed and re-approved by stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year that the stockholders previously approved such provisions, in order for the Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this Section 10.3.3, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.
     10.4 Effective Date and Term of Plan.
          10.4.1 Effective Date. Subject to the approval of the Company’s stockholders as described in Section 1 of the Plan, the Plan will become effective on August 31, 2006 (the Plan Effective Date, as defined in Section 1.2).
          10.4.2 Term of the Plan. The Plan will continue in effect through and including the date which is the 10th anniversary of the Plan Effective Date, provided that any Award that is granted on or prior to such 10th anniversary may extend pursuant to its terms beyond that date.
     10.5 No Employment or Service Rights. Neither the action of the Company in establishing the Plan, nor any action taken by the Committee hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any Subsidiary) for any period of specific duration, and the Company (or any Subsidiary retaining the services of such individual) may terminate such individual’s employment or service at any time and for any reason, with or without cause. Nothing in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     10.6 Unfunded Status of Plan. The Plan is intended to be “unfunded.” With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general unsecured creditor of the Company. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan with respect to Awards.
     10.7 Representations; Legends. The Committee may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Committee believes are appropriate. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend that the Committee deems appropriate to reflect any restrictions on transfer and compliance with securities laws.
     10.8 Regulatory Matters. The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, and the Common Stock issued pursuant to it. All certificates for Common Stock or other securities delivered under the Plan shall be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, the NYSE or other exchange or market on which the Common Stock is at the time listed or admitted to trading, and any other applicable federal or state securities laws.
     10.9 Invalid Provisions. In the event that any provision of the Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained in the Plan.
     10.10 Committee Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Committee, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:
          10.10.1 the Company’s Certificate of Incorporation (as the same may be amended and/or restated from time to time);
          10.10.2 the Company’s By-laws (as the same may be amended and/or restated from time to time); and
          10.10.3 any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

     10.11 Deferrals. To the extent permitted by applicable law, the Committee, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Committee may provide for distributions while a Participant is still an employee. The Committee is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
     10.12 Governing Law. The Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the application of the principles of conflicts of laws.
     10.13 Successors and Assigns. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Company and its successors or assigns and the Participants, the legal representatives of their estates, their heirs or legatees and their permitted assignees.
     10.14 Notices. Any notice to be given to the Company pursuant to the provisions of the Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a Participant will be delivered personally or addressed to him or her at the address last known by or on file with the Company, or at such other address as such Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via facsimile, on the date and at the time faxed with confirmation of delivery or, if mailed, on the date five days after the date of the mailing. Delivery of a notice by telecopy (with confirmation) will be permitted and will be considered delivery of a notice notwithstanding that it is not an original that is received.

APPENDIX D
AIRGAS, INC.
AMENDED AND RESTATED
2003 EMPLOYEE STOCK PURCHASE PLAN
     1. Purpose and Effective Date
          The Amended and Restated Airgas, Inc. 2003 Employee Stock Purchase Plan (the “Plan”) is designed to encourage and assist employees of Airgas, Inc. (“Airgas”) and its subsidiaries (together, the “Company”) to acquire an equity interest in Airgas through the purchase of shares of Airgas common stock (the “Common Stock”). It is the intention of Airgas to have the Plan qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the provisions of the Plan shall be construed so as to comply with the requirements of section 423. This Plan was first effective July 29, 2003.
     2. Administration
          (a) The Plan shall be administered by the Governance and Compensation Committee designated by the Airgas Board of Directors (the “Committee”) which shall consist of at least two persons, each of whom is a “non-employee director” as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), and an “outside director” as defined under section 162(m) of the Code (the “Non-Employee Director”). If any Committee member does not qualify as a Non-Employee Director, then such member shall not participate in any way with respect to Committee action under the Plan and shall not be treated as a member of the Committee for purposes of the Plan. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.
          (b) The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the directors who are members of the Committee or acts approved in writing by the unanimous consent of the directors who are members of the Committee (not counting any director who is an employee for either purpose) shall be the valid acts of the Committee.
          (c) Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. The Committee’s determination on the foregoing matters shall be final, binding and conclusive.
          (d) Subject to the limitations of Section 18, the Committee shall have the power to amend the Plan from time to time. In particular, the Committee may increase the option price and/or decrease the option term or make any other changes which the Committee, in its sole discretion, determines are necessary or desirable to preclude the establishment of this Plan or the grant or exercise of any option under it from resulting in a charge to earnings under applicable rules of the Financial Accounting Standards Board.
          (e) The Committee shall have the authority to delegate the regular operation and administration of the Plan to the appropriate officers and employees of the Company.
          (f) Each Committee member shall be acting in the capacity of a director of Airgas for the purpose of Article VI of its Certificate of Incorporation in connection with the administration of the Plan or the granting of options under the Plan.
          (g) Each Committee member shall be entitled to indemnification by Airgas in accordance with the provisions and limitations of Article VII of its By-Laws, as the same may be amended from time to time, in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of options under the Plan in which he may be involved by reason of his being or having been a Committee member, whether or not he continues to be a Committee member at the time of the action, suit or proceeding.
     3. Number of Shares
          (a) A maximum of 3,500,000 shares of Common Stock, subject to adjustment upon changes in capitalization of Airgas as provided in Subsection (b), may be purchased under the Plan. Shares sold under the Plan may be newly issued shares or shares held in or hereafter acquired for the Airgas treasury, but all shares sold under the Plan, regardless of source, shall be counted against the 3,500,000 share limitation.
          (b) The aggregate number of shares and class of shares as to which options may be granted hereunder, the number of shares covered by each outstanding option and the option exercise price thereof shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of Airgas resulting from a subdivision or consolidation of the Common Stock and/or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Common Stock upon the conversion of other securities of Airgas which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by Airgas. The Committee shall have authority to determine the adjustments to be made under this Subsection and any such determination by the Committee shall be final, binding and conclusive.
     4. Eligibility Requirements
          (a) Each Covered Employee, as defined in Subsection (b), shall become eligible to participate in the Plan as provided in Section 5 following his commencement of employment with the Company.
          (b) “Covered Employee” means each Employee, as defined in Subsection (c), other than:
               (i) An employee who, immediately upon enrollment in the Plan, would own stock directly or indirectly, or hold options, warrants or rights to acquire stock, which in the aggregate represents five percent or more of the total combined voting power or value of all classes of stock of the Company; and
               (ii) An employee who is prohibited by the laws of the nation of his residence or employment from participating in the Plan.
          (c) “Employee” shall mean any individual who is an employee within the meaning of section 3401(c) of the Code and the Treasury Regulations thereunder of Airgas or a Participating Subsidiary. Unless otherwise designated by the Board of Directors, each corporation described in section 424(e) or (f) of the Code shall be a “Participating Subsidiary”.
     5. Enrollment and Reenrollment
          Each Covered Employee may become a Participant as of the first Trading Day that occurs in January, April, July, or October of each year, or such other days as may be established by the Committee from time to time (the “Enrollment Dates”), by complying with the enrollment procedures that the Committee establishes from time to time, including but not limited to, the administrative requirements established under Section 13. Unless the Committee specifies otherwise, enrollments shall be made in the two-week period preceding an Enrollment Date and will be effective on that Enrollment Date. Notwithstanding the foregoing, enrollments for the October 1, 2004 Enrollment Date may be completed through October 31, 2004; provided, however, the election to contribute contained therein shall only apply to Compensation (as defined in Subsection 7(a)) processed for the Plan after the enrollment is received and recorded. For purposes of the Plan, elections made in accordance with the preceding sentence shall be treated as if made in the two-week period preceding the Enrollment Date except with respect to commencement of withholding from Compensation. A “Trading Day” is any day on which regular trading occurs on the New York Stock Exchange or any other exchange or market that the Committee specifies.
     6. Grant of Option on Enrollment or Reenrollment
          (a) Each Covered Employee who enrolls or re-enrolls in the Plan is granted, as of his Enrollment Date, an option to purchase shares of Common Stock from Airgas under the Plan. Any Participant whose option expires and who has not withdrawn from the Plan will be automatically re-enrolled in the Plan and granted a new option on the Enrollment Date immediately following the date on which the option expires.
          (b) If the “fair market value” (as defined in Subsection 8(d)) of the Common Stock on any later Enrollment Date during the option period set under Subsection 6(c)(i) is less than the fair market value on the Enrollment Date as of which any outstanding option was granted, then (A) the earlier outstanding option shall expire automatically (as provided under Subsection 6(c)(i)) and (B) a new option shall be granted automatically on the later Enrollment Date, which date shall be referred to as an “Automatic Enrollment Date”. An Automatic Enrollment Date shall be treated as an Enrollment Date for purposes of establishing the number of shares available for purchase, the term and any other operative provision of an option granted on an Automatic Enrollment Date.
          (c) Each option granted under the Plan shall have the following terms.

               (i) The option shall expire on the April Enrollment Date following its grant, or after such shorter option period as may be established by the Committee from time to time; notwithstanding the foregoing, however, whether or not the option has been fully exercised, the option shall expire on the earlier to occur of (A) the occurrence of an Automatic Enrollment Date after the date on which an option is granted under Subsection 6(a), or (B) the Enrollment Date coincident with or next following on which the Employee’s participation in the Plan terminates for any reason.
               (ii) Payment for shares under the option shall be made only through payroll withholding in accordance with Section 7.
               (iii) Purchase of shares upon exercise of the option will be effected only on the Enrollment Dates established in accordance with Section 8.
               (iv) The price per share under the option will be determined as provided in Section 8.
               (v) Unless otherwise established by the Committee before an Enrollment Date for all options to be granted on such Enrollment Date, the number of shares available for purchase under an option granted to a Participant will be determined by dividing $25,000 by the “fair market value” (as defined in Subsection 8(d)) of a share of Common Stock on the Enrollment Date and by multiplying the result by the number of calendar years included in whole or in part in the period from the Enrollment Date to the expiration of the options.
               (vi) The option (together with all other options then outstanding under this and all other similar stock purchase plans of Airgas and any subsidiary of Airgas) will in no event give the Participant the right to purchase shares in a calendar year which have a fair market value in excess of $25,000, determined at the applicable Enrollment Dates.
               (vii) The option will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Committee from time to time.
          (d) Each option shall provide that shares purchased pursuant to the Plan with amounts withheld from Compensation otherwise payable on or after October 1, 2004, may not be sold or otherwise transferred during the “Restricted Period” applicable to them, except as hereafter provided. The Restricted Period is the period beginning on the Enrollment Date as of which the shares were purchased and ending after the close of trading on first New York Stock Exchange Trading Date which is at least 180 days after that Enrollment Date. The restriction applicable to shares purchased as of a particular Enrollment Date shall lapse, and shall not be restored, if the closing price of a share of the Common Stock on the New York Stock Exchange for five consecutive Trading Days during the Restricted Period is less than the purchase price for such shares determined pursuant to the Plan.
     7. Payroll Withholding and Tax Withholding
          (a) Each Participant shall elect in the two-week period immediately preceding the Enrollment Date as of which his participation is effective to have amounts withheld from his Compensation (as hereafter defined) payable by the Company during the option period at a rate equal to any whole percentage of Compensation up to a maximum of fifteen percent (15%), or such lesser percentage as the Committee may establish from time to time. Compensation means a Participant’s base pay, overtime pay and commissions (exclusive of expense reimbursements of any kind) before deduction for elective deferrals under (i) the Airgas, Inc. 401(k) Plan, (ii) the Airgas, Inc. Flexible Benefits Plan or (iii) any nonqualified deferred compensation plan the Company sponsors. Compensation shall not include any other amount. Each Participant shall elect an initial rate of withholding and may elect to increase or decrease the rate of withholding by making such initial or rate change election in accordance with procedures that the Committee designates within the two-week period immediately preceding the Enrollment Date as of which the election shall apply.
          (b) Payroll withholdings shall be credited to an account maintained by the Company on behalf of each Participant. The amounts so withheld shall remain general assets of the Company until applied to the purchase of shares of Common Stock under the Plan. The Company shall have no obligation to pay interest on withholdings to any Participant and shall not be obligated to segregate withholdings.
          (c) Upon disposition (within in the meaning of section 424(c) of the Code) of shares acquired by exercise of an option, each Participant shall pay, or make provision adequate to the Company for payment of, all federal, state, and other taxes and any other amount that the Company determines, in its discretion, are then required (whether or not by tax withholding), including any such payment or withholding that the Company determines in its discretion is necessary to allow the Company to claim tax deductions or other benefits in connection with the disposition. A Participant shall make such similar provisions for any other payment that the Company determines, in its discretion, are required due to the exercise of an option, including such provisions as are necessary to allow the Company to claim tax deductions or other benefits in connection with the exercise of the option.
          (d) Notwithstanding any Plan provision to the contrary, a Participant’s withholding election in effect prior to October 1, 2004 shall expire on September 30, 2004. A Participant may make a new withholding election during the period for which elections are permitted pursuant to Section 5 for the October 1, 2004 Enrollment Date. Any such election shall be effective as provided in Section 5. Any Participant who does not make a timely election shall be treated as electing that no amounts be withheld from Compensation.
     8. Purchase of Shares
          (a) On each Enrollment Date following an option grant that occurs within the option period or coincident with the last day of the option period, the Company shall apply the funds then credited to each Participant’s payroll withholdings account to the purchase of whole and fractional shares of Common Stock.
          (b) The cost to the Participant of shares purchased under any option shall be not less than 85%, or such greater percentage as the Committee shall determine, of the lower of:
               (i) the fair market value of the Common Stock on the Enrollment Date as of which such option was granted; or

               (ii) the fair market value of the Common Stock on the Enrollment Date as of which such shares are purchased.
          (c) If on any Enrollment Date on which a purchase occurs, the number of shares available under the Plan are less than the number all Participants would otherwise be entitled to purchase on such date, purchases shall be reduced proportionately to eliminate the difference. Any funds that cannot be applied to the purchase of shares due to such a reduction shall in the Committee’s discretion be (i) refunded to Participants as soon as administratively feasible or (ii) credited to another employee stock purchase plan that meets the requirements of section 423(b) of the Code to be applied against the Participant’s contribution limit under the transferee plan applicable to the period of transfer; provided, however, the amount credited to the transferee plan may not exceed the Participant’s contribution limit to that plan.
          (d) For purposes of the Plan, the fair market value of the Common Stock as of any date shall be the closing price of the Common Stock on such date on the New York Stock Exchange (or such other exchange as the Committee selects).
     9. Dividend Reinvestment
          Cash dividends on any shares of Common Stock credited to a Participant’s account under the Plan will be automatically reinvested in additional shares of Common Stock, unless the Committee directs that they be paid in the form of cash. The Company will aggregate all purchases of Common Stock in connection with dividend reinvestment for a given dividend payment date. Purchases of Common Stock for purposes of dividend reinvestment will be made after a dividend payment date on the open market or directly from the Company at 100% of the fair market value of a share of Common Stock on the dividend payment date.
     10. Withdrawal from the Plan
          A Participant may withdraw from the Plan in full (but not in part) at any time, effective as soon as administratively feasible after notice of withdrawal given in accordance with withdrawal procedures the Committee establishes. All funds credited to a Participant’s payroll withholdings account shall be applied to purchase whole and fractional shares of Common Stock on the Enrollment Date coincident with or next following receipt of the notice of withdrawal. Any Covered Employee who has withdrawn from the Plan may enroll in the Plan again on any subsequent Enrollment Date in accordance with the provisions of Section 5.
     11. Termination of Employment
          A Participant’s active participation in the Plan terminates at the close of business on the date that a Participant ceases to be a Covered Employee for any reason whatsoever (including death, disability or transfer to a subsidiary of the Company that does not participate in the Plan). Funds then credited to such Participant’s payroll withholdings account shall be applied to the purchase of whole and fractional shares of Common Stock at the Enrollment Date coincident with or next following the date the Participant ceases to be a Covered Employee.

     12. Assignment
          (a) The rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise; provided, however, if a Participant dies, the Participant’s executor, administrator or legal representative shall succeed to the Participant’s rights under the Plan.
          (b) A Participant’s right to purchase shares under the Plan shall be exercisable only by him, except that in accordance with and subject to procedures that the Committee may, but is not required to, establish, a Participant may direct that the account established under Subsection 13(a) and/or any share certificate issued in connection with the Plan be (i) in the names of the Participant and his spouse in community property, (ii) in the names of the Participant jointly with one or more other persons with rights of survivorship, or (iii) owned by or in the name of certain forms of trusts approved by the Committee.
     13. Administrative Assistance and Requirements
          (a) The Committee may retain a brokerage firm, bank, or other financial institution to assist in the purchase or sale of shares, delivery of reports, or other administrative aspects of the Plan. If the Committee so elects, each Participant shall (unless prohibited by the laws of the nation of his employment or residence) be deemed upon enrollment in the Plan to have authorized (i) the establishment of an account on his behalf at such institution, and (ii) such other requirements with respect to the shares as may be established from time to time. Shares purchased by a Participant under the Plan shall be issued to and held in the account established for such Participant.
          (b) The Committee may restrict the transfer of shares purchased under the Plan out of any account established with an institution pursuant to Subsection (a) as the Committee determines is necessary or desirable to facilitate administration of the Plan or compliance with Subsection 6(d) or Section 7 of the Plan.
          (c) The Committee may require a Participant whose employment has terminated to accept a share certificate evidencing ownership of the shares purchased for such Participant under the Plan.
          (d) The Committee may require that the certificates evidencing any shares subject to the restriction of Subsection 6(d) bear an appropriate legend and establish such procedures and rules as are necessary or appropriate to administer Subsection 6(d).
     14. Costs
          All costs and expenses incurred in administering the Plan shall be paid by Airgas, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the accounts of Participants to whom such expenses are attributable. Any brokerage fees for the purchase of shares by a Participant shall be paid by Airgas, but brokerage fees for the sale of shares by a Participant shall be paid by the Participant.

     15. Equal Rights and Privileges
          All Covered Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of section 423 of the Code and the Treasury Regulations thereunder. Any provision of the Plan which is inconsistent with section 423 of the Code shall without further act or amendment by the Company, the Board of Directors or the Committee be reformed to comply with the requirements of section 423. This Section 15 shall take precedence over all other provisions of the Plan.
     16. Applicable Law
          Except to the extent superseded by Federal law, the Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.
     17. Gender and Number
          Except where otherwise clearly indicated by context, the masculine shall include the feminine and the singular shall include the plural.
     18. Modification and Termination
          (a) The Committee may amend, alter, or terminate the Plan at any time, including amendments to outstanding options. No amendment shall be effective unless within 12 months after it is adopted by the Committee, it is approved by the holders of a majority of the votes cast at a duly held shareholders’ meeting, if such amendment would:
               (i) increase the number of shares reserved for purchase under the Plan; or
               (ii) amend the requirements regarding the class of Employees eligible to purchase stock under the Plan.
          (b) In the event the Plan is terminated, the Committee may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Enrollment Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the Participants as soon as administratively feasible.
          (c) In the event of the sale of all or substantially all of the assets of Airgas, or the merger of Airgas with or into another corporation, or the dissolution or liquidation of Airgas, an Enrollment Date shall occur on the Trading Day immediately preceding the date of such event, unless otherwise provided by the Committee in its sole discretion, including provision for the assumption or substitution of each option under the Plan by the successor or surviving corporation, or a parent or subsidiary thereof.

     19. Rights as an Employee
          Nothing in the Plan shall be construed to give any person the right to remain in the employ of the Company or to affect the Company’s right to terminate the employment of any person at any time with or without cause.
     20. Rights as a Shareholder
          Participants shall be treated as the owners of their shares effective as of the Enrollment Date such shares are purchased for them pursuant to the Plan. Notwithstanding the foregoing, shares a Participant acquires shall be subject to the transfer restrictions specified in Subsection 6(d) during the Restricted Period applicable to them.
     21. Board and Shareholder Approval
          The Plan was approved by the Board of Directors on June 18, 2003 and approved by the stockholders of Airgas on July 29, 2003. The Plan was amended by the Committee effective as of October 1, 2004. The Board of Directors approved the amendment and restatement of the Plan on June 21, 2006, subject to stockholder approval. The Plan is to be submitted to the stockholders of Airgas on August 9, 2006.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Airgas, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Airgas, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AIRGA1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AIRGAS, INC.

The Board of Directors recommends voting FOR Proposals 1, 2, 3 and 4.

Vote On Directors		For	Withhold	For All	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
1.	Election of Directors Nominees: James W. Hovey, Paula A. Sneed, and David M. Stout	All ☐	All ☐	Except ☐

Vote on Proposals		For	Against	Abstain

2.	Approve the 2006 Equity Incentive Plan.	☐	☐	☐

3.	Approve the Amended and Restated 2003 Employee Stock Purchase Plan.	☐	☐	☐

4.	Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

5.	In their discretion, upon such other matters as may properly come before the Meeting.
Note: Please sign exactly as name(s) appear(s) hereon. Executors, administrators, trustees, etc. should give full title as such.

For comments, please check this box and write them on the back where indicated			☐

Please indicate if you plan to attend this meeting	☐	☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

AIRGAS, INC.
PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
FOR THE ANNUAL MEETING OF STOCKHOLDERS, AUGUST 9, 2006
           The undersigned holder of Common Stock of Airgas, Inc. hereby appoints Peter McCausland, Dean A. Bertolino and Roger F. Millay, and each of them, as proxies, with powers of substitution in each, to vote on behalf of the undersigned at the Annual Meeting of Stockholders to be held at 11:00 a.m. on Wednesday, August 9, 2006, at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania, and at all adjournments thereof, as designated on the reverse side of this proxy, the number of shares which the undersigned would be entitled to vote if then personally present, and in their discretion upon such other business as may come before the Meeting. If the undersigned is a participant in the Airgas, Inc. 401(k) Plan and has a portion of his interest in the plan invested in Airgas Common Stock, the undersigned also instructs the trustee of the trust to vote the shares attributable to the undersigned’s interest in the same manner shown on this proxy and in the discretion of the trustee upon such other business as may come before the Meeting, and if no instructions are given, the trustee will vote the shares in the same proportions as the shares for which voting instructions have been received.
           SHARES WILL BE VOTED AS INSTRUCTED, BUT IF NO INSTRUCTION IS GIVEN, SHARES WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTOR NAMED IN THE PROXY STATEMENT AND FOR THE COMPANY’S PROPOSALS 2, 3 AND 4, ALL AS MORE PARTICULARLY DESCRIBED IN THE PROXY STATEMENT, AND WITH DISCRETIONARY AUTHORITY ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE EACH OF THE COMPANY’S PROPOSALS 1, 2, 3 AND 4.
           The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting of Stockholders and the Proxy Statement of the Board of Directors.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)
PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.
(Continued, and to be signed, on the other side)